Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

HELIX ACQUISITION CORP.,

MOONLAKE IMMUNOTHERAPEUTICS AG,

THE ML PARTIES SIGNATORY HERETO,

HELIX HOLDINGS LLC

and

MATTHIAS BODENSTEDT, IN HIS CAPACITY
AS THE ML PARTIES’ REPRESENTATIVE HEREUNDER

DATED AS OF OCTOBER 4, 2021

i

EXHIBITS

Exhibit A – Investment Agreement

Exhibit B – Investor A&R Memorandum and Articles

Exhibit C – Restated and Amended Shareholders’ Agreement

Exhibit D – A&R Registration Rights Agreement

Exhibit E – Amendment to Sponsor Letter

Exhibit F – PIPE Subscription Agreement

Exhibit G – Investor Subscription Agreement

Exhibit H – Joinder Agreement

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 4, 2021 (the “Effective Date”), by and among (i) Helix Acquisition Corp., a Cayman Islands exempted company (the “Investor”), (ii) MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (the “Company”), (iii) the existing shareholders of the Company and the existing holders of option rights issued under the Company’s Conditional Share Capital set forth on the signatures pages hereto (collectively, the “ML Parties” and each, a “ML Party”), (iv) Helix Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”), and (v) Matthias Bodenstedt, in his capacity as the ML Parties’ Representative (in such capacity, the “ML Parties’ Representative”). Each of the Investor, the Company, the Sponsor, the ML Parties’ Representative and each ML Party is also referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Investor is a blank check special purpose acquisition company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more operating businesses or entities through a business combination;

WHEREAS, on or prior to the date of this Agreement, the Investor has obtained commitments from certain PIPE Investors (as defined below) for a private placement of Class A ordinary shares, par value $0.0001 per share, of the Investor (“Investor Class A Shares”), pursuant to the terms of the Subscription Agreements (as defined below) to be consummated prior to or substantially concurrently with the Closing (the “PIPE Investment”);

WHEREAS, as of the date hereof, each of the Investor, the ML Parties and the Company shall enter into the Investment Agreement in the form attached hereto as Exhibit A (the “Investment Agreement”) whereby the parties thereto will, among other things, determine their respective rights and obligations in relation to (i) the Company Capital Restructuring (as defined below), (ii) the Investor’s total investment in the Company consisting of the subscription and issuance of Class V voting shares, par value CHF 0.01 per share of the Company, each having, due to its lower par value, ten (10) times the voting power of a Company Common Share (as defined below) (the “Company Class V Voting Shares”) and (iii) the contribution of the Cash Contribution (as defined below) to the Company;

WHEREAS, at the Closing, pursuant to the terms and conditions of the Investor Existing Memorandum and Articles, all then-outstanding Class B ordinary shares of the Investor, par value $0.0001 per share of (the “Investor Class B Shares”) will be automatically converted into Investor Class A Shares on a one-for-one basis (the “Investor Class B Share Conversion”);

WHEREAS, at the Closing, the Investor will amend and restate (i) the Investor Existing Memorandum and Articles (as defined below) by adopting the Investor Second Amended and Restated Memorandum of Association and the Investor Second Amended and Restated Articles of Association substantially in the form attached hereto as Exhibit B (the “Investor A&R Memorandum and Articles”), among other things, to establish a structure containing Investor Class A Shares, which will carry such economic and voting rights as set forth in the Investor A&R Memorandum and Articles, and the Class C ordinary shares, par value $0.0001 per share, of the Investor (the “Investor Class C Shares”), which will carry such voting rights as set forth in the Investor A&R Memorandum and Articles;

WHEREAS, at the Closing, the ML Parties and the Company will effectuate a restructuring of the share capital of the Company, pursuant to which the existing Series A preferred shares of the Company will be converted into an equal number of the common shares (Stammaktien) with a par value CHF 0.10 per share of the Company (the “Company Common Shares”), such that the ML Parties will hold a single class of Company Shares as of immediately prior to the Closing (the “Company Capital Restructuring”);

WHEREAS, at the Closing, the BVF Shareholders will exchange their BVF Shares for an amount of Class A Shares pursuant to the BVF Share Transfer (as defined below);

WHEREAS, for U.S. federal income tax purposes, each of the parties hereto intends that (i) the Company Capital Restructuring qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder, and (ii) the BVF Share Transfer together with the Investor’s acquisition of Company Class V Voting Shares pursuant to this Agreement qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, at the Closing, the Investor, the Company and the ML Parties shall enter into the Restated and Amended Shareholders’ Agreement with respect to their rights and obligations as shareholders of the Company in the form attached hereto as Exhibit C (the “Restated and Amended Shareholders’ Agreement”), which shall become effective as of the registration of the Company Nominal Capital Increase (as defined below) in the commercial register of the Canton of Zug, Switzerland;

WHEREAS, at the Closing, the Investor, the Sponsor and the ML Parties shall amend and restate the Registration Rights Agreement (as defined below) in the form attached hereto as Exhibit D (the “A&R Registration Rights Agreement”);

WHEREAS, on the Closing Date, the Investor will change its name from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics” (the “Name Change”);

WHEREAS, as of the date hereof, the Sponsor, the Investor and certain members of the Investor’s board of directors and/or management (the “Insiders”) have agreed, at and conditioned upon the Closing, to amend that certain letter agreement by and among the Investor, the Sponsor and the Insiders, dated October 19, 2020, in the form attached hereto as Exhibit E (the “Amendment to Sponsor Letter”), pursuant to which the Sponsor and the Insiders shall waive any and all anti-dilution rights described in the Investor Governing Documents and vote their shares in favor of the Investor Shareholder Voting Matters (as defined below); and

WHEREAS, as a condition to the issuance of any shares or options of the Company on or after the date hereof, the Company shall cause any Person that becomes a shareholder or option holder of the Company following the date hereof to enter into a Joinder Agreement in the form attached hereto as Exhibit H (the “Joinder Agreement”) pursuant to which such Person shall become bound by the terms and conditions of this Agreement as an ML Party.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“A&R Registration Rights Agreement” has the meaning set forth in the Recitals.

“Acquired Investor Class C Shares” means an aggregate of 36,000,000 authorized Investor Class C Shares, of which an amount equal to the Exchange Ratio of Investor Class C Shares per each Company Common Share held by the relevant ML Party are to be issued to the ML Parties that are shareholders at the Closing (other than to the BVF Shareholders) and an amount equal to the Exchange Ratio of Investor Class C Shares per each Company Common Share held by the relevant ML Parties are to be issued to such ML Parties that become shareholders of the Company after Closing upon issuance of the relevant Company Common Shares under the Company’s Conditional Share Capital.

“Additional Investor Filings” has the meaning set forth in Section 8.9(e).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Affiliated Transactions” has the meaning set forth in Section 4.25(a).

“Agreement” has the meaning set forth in the Preamble.

“Amendment to Sponsor Letter” has the meaning set forth in the Recitals.

“Ancillary Agreements” means the Investor A&R Memorandum and Articles, the Investment Agreement, the Restated and Amended Shareholders’ Agreement, the A&R Registration Rights Agreement and each other agreement, instrument and certificate required by, or contemplated in connection with, this Agreement to be executed by any of the Parties as contemplated by this Agreement, in each case, only as is applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, as amended, and any other applicable Law related to money laundering of any jurisdictions in which the Company conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act.

“Audited Financial Statements” has the meaning set forth in Section 4.7(a).

“Available Closing Date Cash” means an aggregate amount of cash equal to the sum of (without duplication) (a) the cash in the Trust Account, less amounts required to satisfy any Investor Share Redemptions and less the aggregate amount of any unpaid Investor Transaction Expenses plus (b) the aggregate proceeds actually received by the Investor from any PIPE Investment consummated at, or prior to, the Closing.

“Business Combination” has the meaning ascribed to such term in the Investor Existing Memorandum and Articles.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, the Cayman Islands or the Canton of Zug, Switzerland.

“BVF Shareholders” means, collectively, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and Biotechnology Value Trading Fund OS, L.P.

“BVF Share Transfer” has the meaning set forth in Section 2.2(g).

“BVF Shares” means the 550,000 Company Common Shares held by the BVF Shareholders immediately following the Company Capital Restructuring.

“Cash Contribution” has the meaning set forth in Section 2.2(c)(iii).

“Cash Contribution Agreement” means the short form cash contribution agreement (Zuschussvertrag) between the Investor (as contributor) and the Company (as recipient) referred to in Section 2.2(d) and in Section 6 of the Investment Agreement.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“CHF” means Swiss Francs, the lawful currency of Switzerland.

“Clayton Act” means the Clayton Act of 1914.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Form 8-K” has the meaning set forth in Section 8.9(f).

“Closing Investor Class C Shares” means the Acquired Investor Class C Shares to be issued to the ML Parties (other than to the BVF Shareholders) which are shareholders of the Company at the Closing.

“Closing Press Release” has the meaning set forth in Section 8.9(f).

“Code” means the Internal Revenue Code of 1986, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Company” has the meaning set forth in the Preamble.

“Company and ML Parties’ Disclosure Letter” means the Disclosure Letter delivered by ML Parties and the Company to the Investor concurrently with the execution and delivery of this Agreement.

“Company Capital Restructuring” has the meaning set forth in the Recitals.

“Company Class V Share Price” means an amount equal to $360,000,000 divided by the Fully Diluted Shares divided by ten (10).

“Company Class V Voting Shares” has the meaning set forth in the Recitals.

“Company Common Shares” has the meaning set forth in the Recitals.

“Company Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or under or with respect to which the Company has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.5 (Noncontravention), Section 4.6 (Capitalization), and Section 4.17 (Brokerage).

“Company Nominal Capital Increase” has the meaning set forth in Section 2.1(g).

“Company Post-Closing Representation” has the meaning set forth in Section 12.16(a)(i).

“Company Shares” shall mean all of the issued and outstanding Equity Securities of the Company immediately prior to the Closing.

“Company Subscription Form” has the meaning set forth in Section 2.1(b).

“Company Transaction Expenses” means, without duplication, all out-of-pocket expenses of the ML Companies incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, including (i) costs, fees, expenses and disbursements of financial advisors, attorneys, accountants and other advisors and service providers, (ii) change in control payments, transaction bonuses, retention payments, termination payments, severance, retention bonuses and any other similar compensatory payments payable to any current or former employee, officer or director of the ML Companies solely as a result of the transactions contemplated under this Agreement (and not subject to any subsequent event or condition, such as a termination of employment), including any Taxes relating to such payments to be paid and/or borne by the ML Companies, and (iii) fifty percent (50%) of the fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders in connection with the transactions contemplated hereby, in each case which have not been paid prior to the Closing. For the avoidance of doubt, Company Transaction Expenses shall exclude Indebtedness.

“Competing Investor” has the meaning set forth in Section 8.17(a).

“Competing Transaction” means (a) any transaction involving, directly or indirectly, the Company, which upon consummation thereof, would (x) result in the Company becoming a public company or (y) which would impede, interfere with or prevent the transactions contemplated hereby, or otherwise agree to, make, implement or consummate any of the foregoing, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Company, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, prevent, or would reasonably be expected to materially delay the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of any ML Companies (excluding any such sale between or among the ML Companies), or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred stock or other equity-linked securities (except, in each case, as contemplated by this Agreement), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course of Business (but not the acquisition of a Person or business via an asset transfer), by the Company of the equity or voting interests of, or a material portion of the assets or business of, a third party (except, in each case, as contemplated or permitted by this Agreement), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Investor (including any Interested Party or any representatives of any Interested Party); provided that, notwithstanding anything herein to the contrary, “Competing Transaction” shall be deemed to exclude any transaction, arrangement, Contract or understanding involving any Person (other than the ML Companies) that is an Affiliate of any ML Party or any Interested Party so long as such transaction, arrangement, Contract or understanding does not involve the Company or any assets or Equity Securities or debt securities of any ML Company.

“Conditional Share Capital” has the meaning set forth in Section 4.6(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated May 22, 2021, between the Investor and the Company.

“Contract” means any written or oral contract, agreement, license or Lease.

“Copyleft Terms” has the meaning set forth in Section 4.13(e).

“Copyrights” has the meaning given to such term in the definition of “Intellectual Property”.

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemic, pandemic or disease outbreaks.

“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“D&O Provisions” has the meaning set forth in Section 8.12(a).

“Data Room” has the meaning set forth in Section 12.7.

“Disclosure Letters” means the Investor’s Disclosure Letter and the Company and ML Parties’ Disclosure Letter.

“Effective Date” has the meaning set forth in the Preamble.

“Environmental Laws” means any Laws relating to Hazardous Materials, pollution, the environment, natural resources, endangered or threatened species, or human health and safety.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Ratio” shall mean the quotient obtained by dividing (a) $360,000,000 by (b) the Fully Diluted Shares by (c) ten (10) (such ratio rounded to six decimal places).

“Executives” shall mean the Investor Executives and the ML Party Executives.

“Export Control Laws” means export, import, deemed export, transfer, and retransfer controls contained in the U.S. Export Administration Regulations.

“FDCA” has the meaning set forth in Section 4.28.

“Final Class V Voting Shares” has the meaning set forth in Section 2.2(c)(ii).

“Fraud” means actual common law fraud committed by a Party with respect to the making of the representations and warranties set forth in this Agreement.

“Fully Diluted Shares” means the total number of Equity Securities, as of immediately prior to the Closing (and prior to the BVF Share Transfer), expressed on a fully-diluted and as-converted to Company Share basis, and including, without limitation or duplication, (a) the aggregate number of Company Shares and any other shares of the Company that are issued and outstanding after giving effect to the Company Capital Restructuring, plus (b) the aggregate number of Company Shares that are issuable upon the full exercise, exchange or conversion of Conditional Share Capital (whether or not then vested or exercisable).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gibson Dunn” has the meaning set forth in Section 12.16(a)(i).

“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Materials” means any substance that is listed, defined, designated, characterized, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant, waste or a contaminant, or words of similar import, under or pursuant to any Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, petroleum byproducts, petroleum breakdown products, asbestos, asbestos-containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law at any time prior to, on or after the Closing Date.

“Healthcare Laws” has the meaning set forth in Section 4.28.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized Lease obligations or obligations required to be capitalized in accordance with GAAP; (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments; provided, however, that, in the case of the Company, “Indebtedness” shall not include any Indebtedness between or among any ML Company.

“Insurance Policies” has the meaning set forth in Section 4.20.

“Intellectual Property” means all intellectual property, including any and all rights, title, and interest, in any jurisdiction throughout the world, in or to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all published and unpublished applications for any of the foregoing (and any patents, utility models, and industrial design that issue as a result of those applications), together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals, substitutions, and reexaminations thereof, or any counterparts and foreign equivalents thereof (collectively “Patents”); (b) all registered and unregistered trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, taglines, corporate and business names, and all applications, registrations, and renewals in connection therewith, and other indicia of source, together with all goodwill symbolized or associated therewith (collectively, “Trademarks”); (c) Internet domain names, IP addresses, and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, registered and unregistered copyrights, all copyrights and rights in databases, mask works and design rights, and all applications, registrations, and renewals in connection therewith, and all moral rights associated with any of the foregoing (collectively “Copyrights”); (e) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, research, clinical and regulatory data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”); (f) all rights in Software; (g) rights of publicity and privacy; and (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Interested Party” means (i) the ML Party Executives, (ii) the ML Parties, (iii) in the case of any ML Party that is an entity, any direct or indirect equityholder of such ML Party or any of its respective Affiliates (other than the Company or its Subsidiaries), and (iv) in the case of the ML Party Executives and any ML Party that is an individual, any Immediate Family or Affiliate of such ML Party Executive or ML Party (other than the Company or its Subsidiaries).

“Investor” has the meaning set forth in the Preamble.

“Investor A&R Memorandum and Articles” means has the meaning set forth in the Recitals.

“Investor Board” means, at any time, the board of directors of the Investor.

“Investor Board Recommendation” has the meaning set forth in Section 6.1.

“Investor Class A Shares” has the meaning set forth in the Recitals.

“Investor Class B Share Conversion” has the meaning set forth in the Recitals.

“Investor Class B Shares” has the meaning set forth in the Recitals.

“Investor Class C Shares” has the meaning set forth in the Recitals.

“Investor Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving the Investor and a third party, other than the Company or the ML Parties.

“Investor Executives” means Bihua Chen, CEO and Andrew Phillips, CFO.

“Investor Existing Memorandum and Articles” means the Investor Amended and Restated Memorandum of Association adopted by special resolution dated October 19, 2020 and effective on October 19, 2020 and the Investor Amended and Restated Articles of Association adopted by special resolution dated October 19, 2020 and effective on October 19, 2020.

“Investor Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2 (Capitalization), Section 6.3 (Brokerage), and Section 6.4 (Trust Account).

“Investor Governing Documents” means, at any time prior to the Closing, the Investor Existing Memorandum and Articles, at any time following the Closing, the Investor A&R Memorandum and Articles, as in effect at such time.

“Investor Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of the Investor to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, that the consummation of any Investor Share Redemptions shall not be deemed to constitute an Investor Material Adverse Effect.

“Investor Parties” has the meaning set forth in Section 12.2(a).

“Investor Post-Closing Representation” has the meaning set forth in Section 12.16(b)(i).

“Investor Related Parties” has the meaning set forth in Section 6.15.

“Investor SEC Documents” has the meaning set forth in Section 6.5(a).

“Investor Share Redemption” means the election of an eligible holder of the Investor Class A Shares (as determined in accordance with the applicable Investor Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s Investor Class A Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the applicable Investor Governing Documents and the Trust Agreement), by tendering the Investor Class A Shares of such holder for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Investor Shareholder Meeting.

“Investor Shareholder Meeting” means a special meeting of the Investor Shareholders to vote on the Investor Shareholder Voting Matters.

“Investor Shareholder Voting Matters” means, collectively, proposals to approve (a) the adoption of this Agreement and the transactions contemplated by this Agreement, (b) the adoption of the proposed Investor A&R Memorandum and Articles in replacement of the Investor Existing Memorandum and Articles, (c) the change of name of the Investor to “MoonLake Immunotherapeutics”, (d) the changes to the authorized share capital of the Investor, (e) the adoption of the LTIP, (f) the issuance of the Investor Class A Shares (including pursuant to the BVF Share Transfer) and Investor Class C Shares, pursuant to this Agreement, including any approval which may be reasonably required by Nasdaq, (g) the election of the directors constituting the post-Closing Investor Board, (h) the adjournment or postponement of the Investor Shareholder Meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the Investor Shareholder Voting Matters, (i) the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to the registration statement or the Proxy Statement or correspondence related thereto, and (j) any other proposals that are submitted to, and require the vote of, the Investor Shareholders in the Proxy Statement.

“Investor Shareholders” means the holders of the Investor Class A Shares and Investor Class B Shares, in each case, as of immediately prior to the Closing.

“Investor Shares” means (a) prior to the Closing, the Investor Class A Shares and the Investor Class B Shares and (b) following the Closing, the Investor Class A Shares and the Investor Class C Shares.

“Investor Subscription Form” has the meaning set forth in Section 2.1(c).

“Investor Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of the Investor incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the Proxy Statement and the consummation of the transactions contemplated hereby and thereby, including (i) fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees or any other accrued and unpaid fees incurred by the Investor in connection with its initial public offering), (ii) all operating costs, including without limitation the premiums paid for directors’ and officers’ liability insurance, (iii) fifty percent (50%) of the fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders in connection with the transactions contemplated hereby, and (iv) fees incurred in connection with the PIPE Investment.

“Investor’s Disclosure Letter” means the Disclosure Letter delivered by the Investor to the ML Parties concurrently with the execution and delivery of this Agreement.

“IT Assets” means any and all information technology systems, Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by one of the Company or leased, licensed, outsourced, and used, or held for use in or necessary for the operation of the Company.

“Kellerhals Carrard” has the meaning set forth in Section 12.16(a)(i).

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of any of the Executives, (b) as used in the phrase “to the Knowledge of ML Parties” or phrases of similar import means the actual knowledge of any of the ML Party Executives, (c) as used in the phrase “to the Knowledge of such ML Party” or phrases of similar import means the actual knowledge of the applicable ML Party, and (d) as used in the phrase “to the Knowledge of the Investor” or phrases of similar import means the actual knowledge of the Investor Executives.

“Latest Balance Sheet” has the meaning set forth in Section 4.7(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or its Subsidiaries holds any Leased Real Property.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“LOI” has the meaning set forth in Section 12.8.

“Lookback Date” means the applicable date of incorporation of each of the ML Companies.

“LTIP” has the meaning set forth in Section 8.4.

“M&C” has the meaning set forth in Section 12.16(b)(i).

“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the ML Companies, taken as a whole, or (b) the ability of ML Parties or the ML Companies, taken as a whole, to perform their respective obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the ML Companies operate; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) any failure of any ML Company to achieve any projected revenue, earnings, expense, sales or other projections, forecasts, predictions or budgets prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred); (v) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (vi) any change in the financial, banking, or securities markets; (vii) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting any jurisdiction in which the ML Companies conduct business; (ix) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; or (x) any action taken (or omitted to be taken) by any ML Party or any of the ML Companies pursuant to or expressly permitted by this Agreement or any Ancillary Agreement (other than the obligations under Section 6.1) or at the written request of the Investor; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (ix) may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the ML Companies, taken as a whole, relative to other comparable entities operating in the industries and markets in which the ML Companies operate.

“Material Suppliers” means the top five (5) suppliers (determined by the amount purchased) of the Company, since inception.

“ML Bank Account” has the meaning set forth in Section 2.1(d).

“ML Board” means, at any time, the board of directors of the Company.

“ML Company” means the Company and any of its direct and indirect Subsidiaries.

“ML Parties’ Approval” means the approval of this Agreement, the Ancillary Agreements, or any other transaction contemplated hereunder and thereunder, as determined under the Investment Agreement (including such approvals and recommendations to be approved at the Extraordinary General Meeting (as defined in the Investment Agreement)), the Governing Documents of the Company or otherwise in accordance with applicable Law.

“ML Parties’ Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability); Section 5.2 (Capitalization; Ownership); Section 5.3 (Noncontravention), Section 5.6 (Brokerage) and Section 5.7 (Investment Intent).

“ML Parties’ Group” has the meaning set forth in Section 12.2(a).

“ML Parties’ Representative” has the meaning set forth in the Preamble.

“ML Party” or “ML Parties” has the meaning set forth in the Preamble.

“ML Party Executives” means (i) Jorge Santos da Silva, CEO, (ii) Matthias Bodenstedt, CFO, (iii) Arnout Ploos van Amstel, COO, and (iv) Kristian Reich, CSO.

“Name Change” has the meaning set forth in the Recitals.

“Non-Party Affiliate” has the meaning set forth in Section 12.15.

“OFAC” has the meaning given to such term in the definition of “Sanctioned Person”.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Outside Date” has the meaning set forth in Section 11.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, any of the ML Companies, and includes Owned Software and Registered Intellectual Property.

“Owned Software” has the meaning set forth in Section 4.13(d).

“Party” or “Parties” has the meaning set forth in the Recitals.

“Patents” has the meaning given to such term in the definition of “Intellectual Property”.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 8.9(g).

“Permits” has the meaning set forth in Section 4.21(b).

“Permitted Affiliate Transactions” means any item set forth on Section 1.1(c) of the Company and ML Parties’ Disclosure Letter.

“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of any of the ML Companies as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof on the books and records of the ML Companies); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; and (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the ML Companies’ current use of its real property.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means information that relates to an identified or identifiable natural person.

“Pestalozzi” has the meaning set forth in Section 12.16(b)(i).

“PHSA” has the meaning set forth in Section 4.28(a).

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Investment Amount” has the meaning set forth in Section 6.14.

“PIPE Investor” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.

“Pre-Closing Period” has the meaning set forth in Section 7.1.

“Preliminary Class V Voting Shares” has the meaning set forth in Section 2.1(a).

“Preliminary Investment Amount” has the meaning set forth in Section 2.1(a).

“Preliminary Nominal Subscription Amount” has the meaning set forth in Section 2.1(d).

“Privacy and Security Requirements” means (a) all applicable Privacy Laws, (b) all applicable Security Laws; (c) all applicable information, network and technology security laws and contractual requirements, (d) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (e) all applicable Privacy Policies and (f) the Payment Card Industry Data Security Standard.

“Privacy Contracts” means all Contracts between any ML Company and any Person that govern the Processing of Personal Information.

“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, security, modification, destruction, and transfer of Personal Information.

“Privacy Policies” means all written, external-facing policies of any ML Company relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Prohibited Affiliate Transactions” means, except for (a) Permitted Affiliate Transactions, (b) those Prohibited Affiliate Transactions consented to (not to be unreasonably withheld, conditioned or delayed) in writing by Investor after the Effective Date, and (c) the transactions contemplated by this Agreement or the Ancillary Agreements, any of the following transactions:

(a) the declaration, making or payment of any dividend, other distribution or return of capital (whether in cash or in kind) to any ML Party (or if any ML Party transfers its Company Shares before the Closing Date to another Interested Party, then such Interested Party) by any ML Company, other than to another ML Company;

(b) any payment by any ML Company to any Interested Party in connection with any redemption, purchase or other acquisition of shares of capital stock, partnership interests or other securities of any ML Company;

(c) any (i) loan made or owed by any ML Company to any Interested Party, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by any ML Company to, or on behalf of, or for the benefit of, any Interested Party or any payments made to any officer, director, employee or independent contractor of an Interested Party solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Interested Party, other than compensation, benefits or expense reimbursement (in each case, of the types available to the Executives or otherwise on arms’ length terms) paid or provided in the Ordinary Course of Business to individuals who are officers, directors or employees of any ML Company;

(d) any Lien made, created or granted over any asset of any ML Company in favor of any Interested Party;

(e) any guarantee by any ML Company of any Liability of any Interested Party;

(f)   any discharge, forgiveness or waiver by any ML Company of any Liability owed by any Interested Party to the Company;

(g) material increases in the compensation or bonus payable by any ML Company to any Interested Party;

(h) the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by any ML Company to or in favor of an Interested Party;

(i) the sale, purchase, transfer or disposal of any material asset or right of any ML Company not referenced in clause (h) above to or in favor of an Interested Party, other than in the Ordinary Course of Business;

(j) except as set forth on Section 4.17 or Section 7.1 of the Company and ML Parties’ Disclosure Letter or as included as a Company Transaction Expense, any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any ML Party, any ML Company or the Investor to pay any financial advisor fee, investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; and

(k) any commitment or agreement to do any of the foregoing.

“Proxy Statement” means the Proxy Statement on Schedule 14A to be filed with the SEC by the Investor in connection with the Investor Shareholder Meeting.

“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copy left or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Re-Transfer Class V Voting Shares” has the meaning set forth in Section 2.2(f).

“Registered Intellectual Property” has the meaning set forth in Section 4.13(c).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 19, 2020, by and among, Investor, Sponsor and the Holders signatory thereto (as defined therein).

“Released Claims” has the meaning set forth in Section 12.11.

“Remaining Investor Class C Shares” means the Acquired Investor Class C Shares to be issued to the ML Parties which become shareholders of the Company under the Company’s Conditional Share Capital after the Closing.

“Required Vote” means the vote of the Investor Shareholders required to approve the Investor Shareholder Voting Matters, as determined in accordance with applicable Law, the Investor Existing Memorandum and Articles and the Nasdaq rules and regulations.

“Retained Company Shares” means 1,040,725 Company Common Shares held by the ML Parties immediately following the Closing together with 29,471 Company Common Shares issuable based on the Conditional Share Capital.

“Sanctioned Country” means any country or region that is, or has been in the past five (5) years, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) in effect at the time.

“Sanctioned Person” means any Person that is: (a) listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including the U.S. Department of Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions; (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by OFAC, the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, or any other EU Guarantor State, or any other relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy and Security Requirements or any other applicable Laws.

“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that impacts the confidentiality, integrity or availability of such information and IT Assets.

“Security Laws” means all Laws pertaining to the policies, methods, means and standards required to protect data from unauthorized access, use, disclosure, modification or destruction, and to ensure the confidentiality, availability and integrity of such data and IT Assets.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Sherman Act” means the Sherman Antitrust Act of 1890.

“Signing Form 8-K” has the meaning set forth in Section 8.9(a).

“Signing Press Release” has the meaning set forth in Section 8.9(a).

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“Sponsor” has the meaning set forth in the Preamble.

“Subscription Agreement” means a subscription agreement (substantially in the form attached hereto as Exhibit F) executed by a PIPE Investor on or prior to the date hereof.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Swiss Tax Rulings” shall mean those tax rulings described in Section 1.1(d) of the Company and ML Parties’ Disclosure Letter.

“Tail Policy” has the meaning set forth in Section 8.12(b).

“Tax” or “Taxes” means all federal, state, local, and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, social security contributions of any kind, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties, assessments and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return.

“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.

“Tax Returns” means all federal, state, and local returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the ML Companies is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Trade Control Laws” has the meaning set forth in Section 4.26(a).

“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property”.

“Trademarks” has the meaning given to such term in the definition of “Intellectual Property”.

“Transaction Expenses” means the Company Transaction Expenses and the Investor Transaction Expenses.

“Trust Account” means the trust account established by the Investor pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 19, 2020, by and between the Investor and Continental Stock Transfer & Trust Company, a New York corporation.

“Trust Amount” has the meaning set forth in Section 6.4.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any ML Company or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Company.

“Voting Control Investment Amount” means $52,000,000.

“W&C” has the meaning set forth in Section 12.16(b)(i).

“Waiving Parties” has the meaning set forth in Section 12.16(a)(i).

“Walkers” has the meaning set forth in Section 12.16(a)(i).

Article II
INVESTMENT AND PURCHASE AND SALE TRANSACTIONS

Section 2.1 Pre-Closing Actions. Prior to the Closing, and subject to the terms and conditions of this Agreement and the Investment Agreement, as applicable, the Parties shall cause the consummation of the following actions:

(a) At least four (4) Business Days prior to the Closing Date, the Company and the Investor shall estimate (i) the Available Closing Date Cash as of such date (the “Preliminary Investment Amount”); and (ii) the number of Company Class V Voting Shares to be issued by the Company to the Investor at the Closing equal to (A) the Preliminary Investment Amount divided by (B) the Company Class V Share Price (such amount, the “Preliminary Class V Voting Shares”).

(b) At least three (3) Business Days prior to the Closing Date, the Investor shall deliver to the Company a copy of the original subscription form for Preliminary Class V Voting Shares, duly executed by the Investor (the “Company Subscription Form”) and the original of the Company Subscription Form one (1) Business Day prior to the Closing Date.

(c) At least three (3) Business Days prior to the Closing Date, each ML Party (other than the BVF Shareholders) shall deliver to the Investor the subscription agreement for Investor Class C Shares (substantially in the form attached hereto as Exhibit G), duly executed by each ML Party (the “Investor Subscription Form”).

(d) At least three (3) Business Days prior to the Closing Date, the Investor shall transfer an amount equal to the product of (i) the Preliminary Class V Voting Shares multiplied (ii) by CHF 0.01 (the nominal amount of each Company Class V Voting Share) (such amount, the “Preliminary Nominal Subscription Amount”) to a blocked Swiss bank account of the Company (Kapitaleinzahlungskonto) (the “ML Bank Account”).

(e) At least two (2) Business Days prior to the Closing Date, the Company shall take all necessary steps to receive confirmation by its Swiss bank of the receipt of the Preliminary Nominal Subscription Amount in the ML Bank Account and provide a copy of the deposit confirmation from the bank (Bescheinigung über Hinterlegung der Einlagen) to the Investor and all other Parties involved.

(f)   At least two (2) Business Days prior to the Closing Date, the Investor Shareholder Meeting shall take place.

(g) One (1) Business Day before the Closing Date, the Company shareholder meeting shall be held before the Notary Public in Zug, Switzerland, approving the Company Capital Restructuring, the initial nominal share capital increase of the Company with the Preliminary Nominal Subscription Amount (the “Company Nominal Capital Increase”), the creation of the Company Class V Voting Shares, and electing the new ML Board.

(h) One (1) Business Day before the Closing Date but immediately following the shareholder meeting as per Section 2.1(g), the ML Board meeting shall occur before the Notary Public in Zug, Switzerland, implementing the Company Nominal Capital Increase, including (i) the issuing of the capital increase report (Kapitalerhöhungsbericht) regarding the Company Nominal Capital Increase (ii) the execution of the application to the commercial register for an expedited pre-registration procedure (Vorerfassungsverfahren), and any other actions that may be required in connection with such ML Board meeting.

(i) One (1) Business Day before the Closing Date but immediately following the action taken under Section 2.1(h), the ML Board shall file the application for registration in the pre-registration procedure (Vorerfassungsverfahren) of the matters listed under (g) and (h) above with the commercial register of the Canton of Zug (Handelsregisteramt des Kantons Zug).

Section 2.2 Closing Actions. On the Closing Date, and subject to the terms and conditions of this Agreement and the Investment Agreement, as applicable, the Parties shall cause the consummation of the following actions:

(a) Upon approval of the registration of the Company Capital Restructuring and Company Nominal Capital Increase by the federal office for the commercial register (Eidgenössisches Amt für das Handelsregister) evidenced by a scan of a certified commercial register extract (such extract evidencing the approval from the Swiss Federal Commercial Registry Office (EHRA) of the matters filed for registration) by the commercial register of the Canton of Zug (Handelsregisteramt des Kantons Zug) the Investor shall acquire the Preliminary Class V Voting Shares.

(b) The Investor shall issue the Closing Investor Class C Shares to the ML Parties (other than the BVF Shareholders) such that each ML Party (other than the BVF Shareholders) is issued a number of Investor Class C Shares equal to its pro rata ownership of the Company immediately prior to the Closing but following the Company Capital Restructuring.

(c) Upon the receipt of the aggregate proceeds from the PIPE Investment, the Company and the Investor shall determine:

(i) the Available Closing Date Cash as of the Closing;

(ii) the final number of Company Class V Voting Shares to be owned by the Investor, which shall equal (A) the Available Closing Date Cash as of the Closing divided by (B) the Company Class V Share Price (such number of shares, the “Final Class V Voting Shares”); and

(iii) the Available Closing Date Cash as of the Closing minus the product of the Preliminary Class V Voting Shares multiplied by CHF 0.01 (such amount, the “Cash Contribution”).

(d) The Investor and the Company shall, following the determination of the relevant amounts as per Section 2.2(c), complete and, thereafter, execute, deliver and exchange the Cash Contribution Agreement as at Closing, as set forth herein and in the Investment Agreement.

(e) Closing Date Amounts:

(i) The Investor shall pay, or cause to be paid, all Investor Transaction Expenses to the applicable payees to the extent such amounts are not paid prior to the Closing;

(ii) The Investor shall (on behalf of the Company) pay, or cause to be paid, all Company Transaction Expenses to the applicable payees to the extent such amounts are not paid prior to the Closing (provided, that, for the avoidance of doubt, the Company Transaction Expenses shall not be considered in determining the Available Closing Date Cash);

(iii) The Investor shall pay an amount equal to the remaining Cash Contribution, following any payments pursuant to the foregoing clauses (i) or (ii), to an Investor US bank account designated by the Company as consented to in writing by the Investor (which such consent shall not be unreasonably conditioned, withheld or delayed).

(f) In the event that the number of Preliminary Class V Voting Shares exceeds the number of Final Class V Voting Shares, the Investor shall, at the election of the Company, transfer such excess number of Company Class V Voting Shares (the “Re-Transfer Class V Voting Shares”) to the Company immediately following the Closing for cancellation by the Company and the Company shall pay to the Investor a purchase price of CHF 0.01 per Re-Transfer Class V Voting Share, such election to be communicated by the Company to the Investor within five (5) Business Days following the Closing.

(g) The BVF Shareholders shall, following the Company Capital Restructuring, assign their BVF Shares to the Investor and, at the Closing, the Investor shall issue in the aggregate, a number of Class A Shares equal to the product of (i) the aggregate number of BVF Shares and (ii) the Exchange Ratio, to the BVF Shareholders (the “BVF Share Transfer”). The aggregate Class A Shares shall be delivered to each BVF Shareholder in an amount equal to its pro rata ownership of the BVF Shares.

Section 2.3 U.S. Federal Income Tax Consequences

(a) For U.S. federal income tax purposes, each of the parties hereto intends that (a) the Company Capital Restructuring qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder and (b) the BVF Share Transfer together with the Investor’s acquisition of Company Class V Voting Shares pursuant to this Agreement qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”).

(b) Each Party hereto shall use its reasonable best efforts to cause the transactions contemplated by this Agreement to qualify for the Intended Tax Treatment, and no Party hereto shall take, or cause to be taken, or fail to take, or cause to fail to be taken, any action that would reasonably be expected to cause the transactions contemplated hereby to fail to so qualify.

(c) Except as expressly set forth in this Agreement with respect to expenses that are solely and directly related to the transactions contemplated by this Agreement, (i) the Parties hereto have paid, or will pay, their respective expenses incurred in connection with the transactions contemplated by this Agreement, and (ii) the Investor has not agreed to assume any expense or other liability, whether fixed or contingent, of the Company. Neither the Company nor the Investor has agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred, by the BVF Shareholders in connection with the transactions contemplated by this Agreement.

(d) The parties hereby agree to file all applicable Tax Returns on a basis consistent with such characterization, unless otherwise required by a Governmental Entity as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or by applicable Law. Each of the parties agrees to use commercially reasonable efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Entity. For the avoidance of doubt, (i) nothing in this Section 2.3 shall prevent any party or its Affiliates or representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment; and (ii) the qualification of the Intended Tax Treatment will not be a condition to Closing.

Article III
CLOSING

Section 3.1 Closing. The closing of the transactions contemplated by this Agreement and the relevant sections of the Investment Agreement (the “Closing”) shall take place (a) by conference call and by exchange of signature pages by email, fax or other electronic transmission as promptly as practicable (and in any event no later than 9:00 a.m. eastern time on the third (3rd) Business Day after the conditions set forth in Section 3.2 have been satisfied or, if legally permissible, waived by the Party entitled to the benefit of the same) (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

Section 3.2 Conditions to the Obligations of the Parties at Closing.

(a) Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(i) Hart-Scott-Rodino Act. If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(ii)   No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

(iii)   Required Vote. The Required Vote shall have been obtained.

(iv) Net Tangible Assets. Investor shall not have redeemed the Investor Class A Shares in an amount that would cause the Investor to have net tangible assets of less than $5,000,001.

(v) Stock Exchange Listing. The Investor Class A Shares to be issued in connection with the PIPE Investment and pursuant to the BVF Share Transfer shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof, and immediately following the Closing, the Investor shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith.

(vi) Investment Agreement Conditions Precedent. The conditions precedent set forth in Section 11.2 of the Investment Agreement have been satisfied or waived in writing as of the Closing Date and the closing actions and deliverables set forth in Section 11.3 of the Investment Agreement have been duly taken.

(b) Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions to be performed by the Investor in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A)	The representations and warranties of the Company set forth in Article IV of this Agreement (other than the Company Fundamental Representations and the representations and warranties of the ML Companies set forth in Section 4.23 and Section 4.24) and the Investment Agreement and of ML Parties set forth in Article V of this Agreement (other than the ML Parties Fundamental Representations) and the Investment Agreement, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(B)	the representations and warranties of the ML Companies set forth in Section 4.23 and Section 4.24 of this Agreement, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the ML Companies, taken as a whole; and

(C)	the Company Fundamental Representations and the ML Parties Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of the Company and ML Parties. The Company and ML Parties shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Company or ML Parties, as applicable, on or prior to the Closing Date.

(iii) Material Adverse Effect. Since the Effective Date, there has been no Material Adverse Effect.

(iv) Officers Certificate. (A) The Company shall deliver to the Investor, a duly executed certificate from an authorized Person of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(b)(i), Section 3.2(b)(ii), and Section 3.2(b)(iii) with respect to the Company have been satisfied, and (B) and the ML Parties’ Representative shall deliver to the Investor, a duly executed certificate on behalf of the ML Parties, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(b)(i) and Section 3.2(b)(ii) with respect to ML Parties have been satisfied.

(v) Company and ML Parties Closing Deliveries. The Investor shall have received the closing deliveries set forth in Section 3.3.

(vi) PCAOB Financial Statements. The Company shall have delivered to the Investor the PCAOB Financial Statements.

(vii) Restated and Amended Shareholders’ Agreement. The Company and the ML Parties shall have executed and delivered the Restated and Amended Shareholders’ Agreement to the Investor.

(viii) Voting Control Investment Amount. The Available Closing Date Cash shall not be less than the Voting Control Investment Amount.

(c) Conditions to Obligations of ML Parties and the Company. The obligation of ML Parties and the Company to consummate the transactions to be performed by ML Parties and the Company, as applicable, in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A)	The representations and warranties of the Investor set forth in Article VI of this Agreement (other than the Investor Fundamental Representations) and the Investment Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Investor Material Adverse Effect; and

(B)	the Investor Fundamental Representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of the Investor. The Investor shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Investor on or prior to the Closing Date.

(iii) Officers Certificate. The Investor shall deliver to the ML Parties’ Representative, a duly executed certificate from an officer of the Investor, dated as of the Closing Date, certifying that the conditions set forth in Section 3.2(c)(i) and Section 3.2(c)(ii) have been satisfied.

(iv) Available Closing Date Cash. Available Closing Date Cash shall not be less than one hundred fifty million dollars ($150,000,000).

(v) Directors. The Persons designated by Section 8.13 shall have been approved by the Required Vote or otherwise have been replaced with an alternative Person pursuant to Section 8.13(c) (in each case, with such appointments to take effect immediately following the Closing).

(vi) Investor Closing Deliveries. The ML Parties’ Representative shall have received the closing deliveries set forth in Section 3.4.

(vii) Restated and Amended Shareholders’ Agreement. The Investor shall have executed and delivered the Restated and Amended Shareholders’ Agreement to the Company and ML Parties.

(d) Frustration of Closing Conditions. None of ML Parties, the Company or the Investor may rely on the failure of any condition set forth in this Section 3.2 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

(e) Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 3.2 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

Section 3.3 Company and ML Parties Closing Deliveries. At the Closing, the Company or the ML Parties’ Representative shall deliver to the Investor:

(a) evidence that the Company Capital Restructuring and the Company Nominal Capital Increase have been filed with and registered in the commercial register of the Canton of Zug, Switzerland;

(b) the Restated and Amended Shareholders’ Agreement, duly executed by the ML Parties and the Company;

(c) the A&R Registration Rights Agreement, duly executed by the ML Parties;

(d) the deliverables pertaining to the Company and the ML Parties set out in Section 11.3 of the Investment Agreement;

(e) the Investor Subscription Agreements, duly executed by the ML Parties (other than the BVF Shareholders);

(f) the Preliminary Nominal Subscription Amount for the Closing Investor Class C Shares;

(g) the deliverables pertaining to the BVF Shareholders in connection with the BVF Share Transfer, in particular, the assignment declarations duly executed by each BVF Shareholder; and

(h) the Cash Contribution Agreement, duly executed by the Company.

Section 3.4 Investor Closing Deliveries. At the Closing, the Investor (on behalf of itself or, the Sponsor, as applicable) shall deliver to the ML Parties:

(a) the A&R Registration Rights Agreement, duly executed by the Investor;

(b) the Restated and Amended Shareholders’ Agreement, duly executed by the Investor;

(c) evidence that the Investor A&R Memorandum and Articles will be in effect conditional upon Closing;

(d) the deliverables pertaining to the Investor set out in Section 11.3 of the Investment Agreement;

(e) the written resignations of all of the directors and officers of the Investor (other than any such Persons who will continue as directors following the Closing), effective as of the Closing;

(f) an extract of the register of members of the Investor to evidence the issuance of the Closing Investor Class C Shares; and

(g) the Cash Contribution Agreement, duly executed by the Investor.

Section 3.5 Withholding. The Investor and the Company (and any of their respective representatives) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Laws; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to deducting or withholding any amount to (i) determine whether any such deduction or withholding (other than with respect to compensatory payments, if any) is required under applicable Law and (ii) to obtain any available exemption or reduction of, or otherwise minimize to the extent permitted by applicable Law, such deduction or withholding. To the extent that such deducted or withheld amounts are paid over to or deposited with the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. As of the date of this Agreement, the Parties acknowledge and agree that no deduction for withholding Taxes is required with respect to any amount otherwise payable under this Agreement absent a change in applicable Law prior to the Closing.

Article IV
REPRESENTATIONS AND WARRANTIES REGARDING THE ML COMPANIES

As an inducement to the Investor to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Company and ML Parties’ Disclosure Letter, the ML Companies hereby represent and warrant to the Investor as follows:

Section 4.1 Organization; Authority; Enforceability. The ML Companies are (a) duly organized or formed, validly existing, and in good standing (or the equivalent), if applicable, under the Laws of its jurisdiction of organization or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to the ML Companies and (c) each ML Company has the requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, and the Company has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Company has duly approved this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by the Company and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The ML Parties’ Approval is the only vote or consent necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and, following receipt of the ML Parties’ Approval, no other corporate proceedings on the part of the Company or the ML Parties are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of each ML Company, as in effect on the date hereof, have been made available to the Investor. Except as set forth on Section 4.1 of the Company and ML Parties’ Disclosure Letter, none of the ML Companies are the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 4.2 [Reserved].

Section 4.3 No Dissolution, Bankruptcy or Insolvency. No measures have been taken for the dissolution and liquidation or declaration of bankruptcy of any of the ML Companies and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of any of the ML Companies and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings; and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of any of the ML Companies and no step has been taken for or with a view to the appointment of such a person. The ML Companies are neither over-indebted (überschuldet), nor insolvent (insolvent) nor unable to pay their debts as they fall due (illiquid) pursuant to the respective applicable Law.

Section 4.4 Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the ML Companies are up to date and contain complete and accurate records of all matters since the Lookback Date, which were required to be dealt with in such documents.

Section 4.5 Noncontravention. Except as set forth on Section 4.5 of the Company and ML Parties’ Disclosure Letter and the filings pursuant to Section 8.8, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon the Company Shares under, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the ML Companies or (iii) any Governmental Entity under or pursuant to any Law or Order to which any ML Company is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to any ML Company. No ML Company is in material violation of any of the Governing Documents of such company.

Section 4.6 Capitalization.

(a) Section 4.6(a) of the Company and ML Parties’ Disclosure Letter sets forth with respect to each ML Company as of the Effective Date, (i) its name and jurisdiction of organization or formation, (ii) its form of organization or formation and (iii) the Equity Securities issued by each ML Company (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 4.6(a) of the Company and ML Parties’ Disclosure Letter comprise all of the capital stock, limited liability company interests or other Equity Securities, as applicable, of the Company that are issued and outstanding as of the Effective Date. As of the date of this Agreement, the Company has a share capital of CHF 104,072.50, divided into 1,040,725 fully paid up registered shares with a nominal value of CHF 0.10 each, of which 360,529 are common shares (Stammaktien) and 680,196 are series A preferred shares. The Company also has sufficient Conditional Share Capital to source the employee stock option plans, allowing an increase of the nominal share capital by a maximum amount of CHF 2,947.10 by issuing a maximum of 29,471 registered common shares (the “Conditional Share Capital”). The Company Shares have been validly issued, are fully paid up and constitute the entire issued share capital of the Company. No share certificates have been issued by the Company since its incorporation. In particular, in the context of the incorporation of the Company and/or subsequent capital increases, there have not been any undisclosed (intended) acquisitions of assets ((beabsichtigte) Sachübernahmen). Other than the Conditional Share Capital, no options, warrants, calls, rights, contracts, commitments or derivative instruments are outstanding that could require the Company to sell, transfer or issue any shares or other securities of the Company. The Company Class V Voting Shares, if issued in accordance with this Agreement and the Investment Agreement, will be validly issued and fully paid up.

(b) Except as set forth on Section 4.6(b) of the Company and ML Parties’ Disclosure Letter, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Company:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of any of the Company to which the Company is a party;

(v) the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by any ML Companies.

(c) All of the issued and outstanding Equity Securities of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d) Except as set forth on Section 4.6(d) of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company currently owns, directly or indirectly, any Equity Securities in any Person, and neither the Company nor any other ML Company has agreed to acquire any Equity Securities of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

Section 4.7 Financial Statements; No Undisclosed Liabilities.

(a) Attached as Section 4.7(a) of the Company and ML Parties’ Disclosure Letter are (x) the audited consolidated balance sheets of the Company as of June 30, 2021 (the “Latest Balance Sheet”), and (y) the related audited consolidated statements of operations for the fiscal periods then ended (together with the Latest Balance Sheet, the “Audited Financial Statements”).

(b) Except as set forth on Section 4.7(b) of the Company and ML Parties’ Disclosure Letter, each of the Audited Financial Statements has been, and the PCAOB Financial Statements will be, when delivered to Investor pursuant to Section 8.9(g), derived from the books and records of the Company. Except as set forth on Section 4.7(b) of the Company and ML Parties’ Disclosure Letter, (A) each of the Audited Financial Statements has been, and the PCAOB Financial Statements will be, when delivered to Investor pursuant to Section 8.9(g), prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and (B) each of the Audited Financial Statements fairly presents, and the PCAOB Financial Statements will, when delivered to Investor pursuant to Section 8.9(g), fairly present, in all material respects, the combined assets, liabilities, and financial condition as of the respective dates thereof and the operating results of the Company for the periods covered thereby, except in each of clauses (A) and (B): (w) as otherwise noted therein, (x) that the Audited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, (y) that the Audited Financial Statements have not been prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB, and (z) that the Audited Financial Statements do not include all year-end adjustments required by GAAP. For the avoidance of doubt, the PCAOB Financial Statements, when delivered to the Investor in accordance with Section 8.9(g), will be prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB.

(c) Each of the independent auditors for the Company, with respect to their report as will be included in the PCAOB Financial Statements, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and, with respect to the PCAOB Financial Statements, the PCAOB.

(d) The Company has no material Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities set forth in or reserved against in the Audited Financial Statements or the notes thereto or books and records of the Company; (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Transaction Expenses; (iv) Liabilities disclosed in the Company and ML Parties’ Disclosure Letter; or (v) Liabilities for Company Transaction Expenses.

(e) Except as set forth on Section 4.7(e) of the Company and ML Parties’ Disclosure Letter, as of the date of this Agreement, the Company do not have any outstanding (i) indebtedness for borrowed money; (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; or (iii) indebtedness for borrowed money of any Person for which any ML Companies has guaranteed payment.

(f) Neither the Company nor any other ML Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission.

Section 4.8 No Material Adverse Effect. Since the Lookback Date through the Effective Date, there has been no Material Adverse Effect.

Section 4.9 Absence of Certain Developments. Except as set forth on Section 4.9 of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, (a) each ML Company has conducted its business in all material respects in the Ordinary Course of Business and (b) neither the Company nor any other ML Company has taken (or has had taken on its behalf) any action that would, if taken after the Effective Date, require the Investor’s consent under Section 7.1(a).

Section 4.10 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.

(b) Set forth on Section 4.10(b) of the Company and ML Parties’ Disclosure Letter is a correct and complete list (with the address) of all Leases. With respect to each of the Leases: (i) neither the Company nor any of its Subsidiaries subleases, licenses or otherwise grants to any Person the right to use or occupy the Leased Real Property or any portion thereof; (ii) the Company’s or the applicable ML Company’s possession and quiet enjoyment of the Leased Real Property under such Lease is not being disturbed, (iii) the Company has made available to the Investor a correct and complete copy of all Leases; (iv) all rent and other material undisputed amounts due and payable with respect to the Leases on or prior to the date of this Agreement have been paid when due, and all rent and other material undisputed amounts due and payable with respect to the Leased Real Property on or prior to the Closing Date, to the extent then due and payable, will have been paid prior to the Closing Date; and (v) the Company and any applicable ML Company is not in material default under any such Lease nor, to the Company’s Knowledge, has an event occurred which would, with the giving of notice or the expiration of time, result in such material default by it, any applicable ML Company or by any other party to such Lease.

(c) The Leased Real Property comprises all of the real property used in the business of the ML Companies.

(d) No portion of the Leased Real Property has suffered damage by fire or other casualty loss, which has not been repaired and restored in all material respects.

Section 4.11 Tax Matters. Except as set forth on Section 4.11 of the Company and ML Parties’ Disclosure Letter:

(a) Each ML Company has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All income and other material Tax Returns filed by each of the ML Companies, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by each of the ML Companies for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) Each ML Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where a ML Company does not file a particular type of Tax Return, or pay a particular type of Tax, that such ML Company is or may be subject to taxation, or required to file an that type of Tax Return in, that jurisdiction, which claim has not been settled or resolved. The income Tax Returns of the ML Parties made available to the Investor, if any, reflect all of the jurisdictions in which the ML Parties is required to remit material income Tax.

(d) No ML Company is currently or has been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to any ML Company, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. No ML Company has commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against any ML Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, no such deficiency has been threatened or proposed in writing against any ML Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any ML Company or extending a period of collection, assessment or deficiency for Taxes due from or with respect to any ML Company, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. No ML Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, tax ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of any ML Company, except for the Swiss Tax Rulings and except for the tax rulings described in Section 4.11(e) of the Company and ML Parties’ Disclosure Letter. Except as set forth on Section 4.11(e) of the Company and ML Parties’ Disclosure Letter, the facts and representations set forth in any Swiss Tax Rulings filed on behalf of any ML Company are accurate and complete in all material respects.

(f) No ML Company will be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date or open transaction; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date.

(g) There is no Lien for Taxes on any of the assets of any ML Company, other than Permitted Liens.

(h) No ML Company has any material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No ML Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(i) The unpaid Taxes of the ML Companies (i) did not, as of the date of the Latest Balance Sheet, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Latest Balance Sheet and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the ML Companies in filing its Tax Returns.

(j) No ML Company has taken any action nor is aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 4.12 Contracts.

(a) Except as set forth on Section 4.12(a) of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company is a party to, or bound by, any (other than any Contracts that are no longer in effect and under which neither the Company nor any other ML Company has any continuing or potential material Liability):

(i) collective bargaining agreement;

(ii) Contract with any Material Supplier which required payments to such Material Supplier by the ML Companies during the last twelve (12) months of an aggregate amount exceeding $500,000;

(iii) Lease;

(iv) (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $100,000, (y) Contract providing for severance payments in excess of $250,000, in the aggregate or (z) Contract requiring the payment of any compensation by any ML Companies that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(v) Contract under which the Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $500,000 (other than borrowings under the existing credit facilities of the Company or under credit facilities made available to the Company by an ML Party or third party under a bridge financing for the period until Closing);

(vi) written license or royalty Contract licensing-in or granting to the Company any right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $500,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; or (y) whereby Intellectual Property is implicitly licensed;

(vii) written license or royalty Contract licensing out or granting any rights in or immunity under any Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which the Company grants non-exclusive licenses that are immaterial to the business of the Company; or (x) whereby Owned Intellectual Property is non-exclusively implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Company solely to the extent necessary for such Person to provide services thereto;

(viii) Contract that the Company reasonably expects will require aggregate future payments to or from the Company in excess of $1,000,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business; provided that the listing of a Contract on Section 4.12(a)(viii) of the Company and ML Parties’ Disclosure Letter is not a representation or warranty that such Contract will actually require aggregate future payments in such period in excess of $1,000,000;

(ix) joint venture, partnership or similar Contract;

(x) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of the Company with an aggregate fair market value greater than $250,000 (other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, and (y) assets no longer used in the businesses of the Company, in each case, under which there are material outstanding obligations of the Company) (including any sale or disposition agreement that has been executed, but has not closed);

(xi) Contract that materially limits or restricts, or purports to limit or restrict, any ML Companies (or after the Closing, the Investor or the Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(xii) Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person in excess of $500,000 in any one-year period;

(xiii) Contract involving the payment of any earnout or similar contingent payment with a value in excess of $500,000 in any single instance or in excess of $1,000,000 in the aggregate;

(xiv) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, or (z) that by its terms limits or restricts the Company from engaging or competing in any line of business in any jurisdiction;

(xv) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by any ML Companies in an amount in excess of $500,000 annually or $1,000,000 over the life of the Contract;

(xvi) Contract that relates to the future acquisition of material business, assets or properties by any ML Companies (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $500,000 in any single instance or in excess of $1,000,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business;

(xvii) Contract pursuant to which any Person (other than the ML Companies) has guaranteed the Liabilities of the ML Companies; or

(xviii) Contract set forth on Section 4.12(a)(xviii) of the Company and ML Parties’ Disclosure Letter.

(b) Except as set forth on Section 4.12(b) of the Company and ML Parties’ Disclosure Letter, each Contract listed on Section 4.12(a) of the Company and ML Parties’ Disclosure Letter (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Company and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Company has made available to the Investor a copy of each Material Contract. With respect to all Material Contracts, none of the Company or, to the Knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the Knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). During the last twelve (12) months, neither the Company nor any other ML Company or any ML Party has received any written claim or notice, or, to the Knowledge of the Company, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).

(c) Set forth on Section 4.12(c) of the Company and ML Parties’ Disclosure Letter is a list of the Material Suppliers. Since the Lookback Date, no such Material Supplier has canceled, terminated or, to the Knowledge of the Company, materially and adversely altered its relationship with the Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Company (in each case, would be or reasonably be expected to be material). There have been no disputes between the Company and any Material Supplier since the Lookback Date which would be or reasonably be expected to be material.

(d) Other than as set forth in their Governing Documents, neither the Company nor any other ML Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person which is not the ML Companies.

Section 4.13 Intellectual Property.

(a) As of the date of this Agreement, there is not and within the six (6) years preceding the date of this Agreement there have not been, any Proceedings pending (or, to the Knowledge of the Company, threatened, and, since the Lookback Date, the Company has not received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. None of the Company, its products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(b) As of the date of this Agreement, (i) to the Knowledge of the Company, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in a manner that is material to the Company; and (ii) the Company has not sent to any Person within the six (6) years preceding the date of this Agreement any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Company.

(c) The Company is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Company owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Company as currently conducted and as contemplated to be conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby. Set forth on Section 4.13(c) of the Company and ML Parties’ Disclosure Letter is a true and complete listing of (i) each item of Owned Intellectual Property that is registered and applied-for with a Governmental Entity (“Registered Intellectual Property”); and (ii) all material unregistered trademarks used by the Company as of the date of this Agreement and is material to their business as a whole. The Company is the sole and exclusive owner of all right, title and interest in and to all Registered Intellectual Property, and all Registered Intellectual Property is valid, subsisting and enforceable in full force and effect, and has not been cancelled, expired or abandoned, or otherwise terminated except in the Ordinary Course of Business. All Registered Intellectual Property has been maintained effective, subject to any expiration of term under applicable Law, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(d) Section 4.13(d) of the Company and ML Parties’ Disclosure Letter sets forth a true and complete list of all Software owned (or purported to be owned) by the Company and material to the Company (“Owned Software”). All such Owned Software (i) has been maintained for its intended purpose and is free of any material defects or material deficiencies and, to the Knowledge of the Company, does not contain any Self-Help Code or Unauthorized Code or similar programs; and (ii) is in all material respects sufficient for the Company’s current and reasonably anticipated future needs. No Person other than the Company possesses, or has a right to possess, a copy, in any form (print, electronic or otherwise), of any source code for such Owned Software (other than employees, contractors, and consultants of the Company that have strict confidentiality obligations to the Company with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for the Company) and all such source code is in the sole possession of the Company and has been maintained as strictly confidential.

(e) All Publicly Available Software used by the Company in connection with the Company’s business has been used in all material respects in accordance with the terms of its governing license. The Company has not used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).

(f) No current or former director, officer, manager, employee, agent or third-party representative of the Company has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Company, in each case except as would not be material to the Company. The Company has obtained from all Persons (including all current and former founders, officers, directors, stockholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to the Company, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in the Company by operation of Law, in each case except where the failure to do so is not material to the Company. To the Knowledge of the Company, no Person is in violation of any such written assignment agreements.

(g) The Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Company (and any confidential information owned by any Person to whom any of the Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such Trade Secret or confidential information has been disclosed by the Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. To the Knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(h) No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company in the development of any Intellectual Property owned by the Company nor does any such Person have any rights, title, or interest in or to any Owned Intellectual Property. The Company is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company is obligated to grant any license, rights, or immunity in or to any Owned Intellectual Property to any Person.

(i) The IT Assets are sufficient in all material respects for the current business operations of the Company. Except as set forth on Section 4.13(i) of the Company and ML Parties’ Disclosure Letter, the Company has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the IT Assets owned by the Company and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Company have maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Company as currently conducted.

(j) Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company immediately prior to the Closing.

Section 4.14 Data Security; Data Privacy.

(a) To the Company’s Knowledge, the ML Companies have not experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and no ML Company has received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, no ML Company has received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self-regulatory authority or entity) regarding any of the ML Companies’ Processing of Personal Information or compliance with applicable Privacy and Security Requirements.

(b) Except as would not be or reasonably be expected to be material, to the Company’s Knowledge, the ML Companies are, and since the Lookback Date have been, in compliance with all applicable Privacy and Security Requirements. To the Company’s Knowledge, the ML Companies have a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the ML Companies in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the ML Companies except where the failure to have such right would not be material to the ML Companies. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit the ML Companies’ right to own or process any Personal Information used in or necessary for the conduct of the business of the ML Companies, except where such termination, impairment or limitation would not be material to the ML Companies.

Section 4.15 Information Supplied. The information supplied in writing by the ML Companies with respect to the Company expressly for inclusion in the Proxy Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), which information with respect to the Company shall be provided by the ML Companies, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the ML Companies for inclusion in the Proxy Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy Statement is first mailed, to the extent such initially included information does not result in Liabilities to the Investor under the Securities Act or the Securities Exchange Act, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings), except that no warranty or representation is made by the ML Companies with respect to statements made or incorporated by reference therein based on information supplied by Investor or its Affiliates for inclusion in such materials.

Section 4.16 Litigation. Except (a) for Proceedings under any Tax Law (as to which certain representations and warranties are made pursuant to Section 4.11) and (b) as set forth on Section 4.16 of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings (or to the Knowledge of the Company, investigations by a Governmental Entity) pending or, to the Knowledge of the Company, threatened in writing against the Company or any director or officer of the ML Companies (in their capacity as such), and since the Lookback Date the ML Companies have not been subject to or bound by any material outstanding Orders. Except as set forth on Section 4.16(b) of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings pending or threatened by the ML Companies against any other Person. To the Knowledge of the ML Companies, there are no ongoing internal investigations by the ML Companies with respect to any current employee of the ML Companies.

Section 4.17 Brokerage. Except as set forth on Section 4.17 of the Company and ML Parties’ Disclosure Letter, neither the Company nor any other ML Company has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the ML Companies or the Investor to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.18 Labor Matters.

(a) Section 4.18(a) of the Company and ML Parties’ Disclosure Letter sets forth a complete list of all employees of each ML Company as of the date hereof and title and/or job description, job location (city and canton) and base compensation and any bonuses paid with respect to the last fiscal year, or if the Company is less than one year since incorporation with respect to the current fiscal year, whereby bonuses shall be the target bonuses agreed upon but not yet paid between Company and employee and any bonuses already paid. As of the date hereof, to the Knowledge of the Company, all employees of each ML Company are legally permitted to be employed by each ML Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

(b) All employment agreements between the ML Companies and their employees are in writing and, to the Company’s Knowledge, contain only customary terms and conditions. The ML Companies do not retain, and have not retained in the past, any consultants or freelancers that could be requalified as employees under applicable laws.

(c) As at the date of this Agreement, no material salary increases have been resolved but not yet implemented by the ML Companies. Any claims of current or former employees of the ML Companies, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Audited Financial Statement as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the Ordinary Course of Business.

(d) No ML Company is a party to or negotiating any collective bargaining agreement with respect to their employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Company, threatened against any ML Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Except as set forth on Section 4.18(d) of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, (i) no labor union or other labor organization, or group of employees of any ML Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the Knowledge of the Company, threatened, material unfair labor practice charges against any ML Company.

(e) Each ML Company, is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, none of any ML Companies has implemented any mass layoff of their employees.

(f) Except as set forth on Section 4.18(f) of the Company and ML Parties’ Disclosure Letter, the ML Companies do not have in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the ML Companies have no obligation to pay any bonus or similar payments to any present or former employee or consultant. The ML Companies have no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g) Except as would not reasonably be expected to result in material Liabilities to any ML Companies, since the Lookback Date, (i) each ML Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) none of any ML Companies has been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) each ML Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) to the Knowledge of the Company, each individual who since the Lookback Date has provided or is providing services to any ML Companies, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(h) To the Knowledge of the Company, no employee or individual independent contractor of any ML Companies is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to any ML Companies; or (ii) owed to any third party. No senior executive has provided, to the Knowledge of the Company, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with any ML Companies within the first twelve (12) months following the Closing.

(i) Since the Lookback Date, each ML Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by any ML Company. With respect to each such allegation with potential merit, each ML Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. No ML Company reasonably expects any material Liabilities with respect to any such allegations.

Section 4.19 Employee Benefit Plans.

(a) Section 4.19(a) of the Company and ML Parties’ Disclosure Letter sets forth a list of each material Company Employee Benefit Plan. ML Parties have made available to the Investor correct and complete copies of the constituting documents of the Company Employee Benefit Plans listed on Section 4.19(a) of the Company and ML Parties’ Disclosure Letter. The Company Employee Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of the ML Companies. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Company Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Audited Financial Statements. All Company Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Company Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.

(b) Except as set forth on Section 4.19(b) of the Company and ML Parties’ Disclosure Letter, none of the Company Employee Benefit Plans has any accumulated funding deficiency on a projected benefit obligations basis.

(c) Except as set forth on Section 4.19(c) of the Company and ML Parties’ Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan or otherwise, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan or otherwise, (iii) result in the acceleration of the time of payment, vesting or funding, or forfeiture, of any such benefit or compensation under a Company Employee Benefit Plan or otherwise, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the ML Companies to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).

(d) Except as set forth on Section 4.19(d) of the Company and ML Parties’ Disclosure Letter, no Person has any right against any ML Company to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A, Section 457A, or Section 4999 of the Code or otherwise. Each Company Employee Benefit Plan, to the extent subject to Section 409A or Section 457A of the Code complies in form and operation with Section 409A and 457A of the Code (or any comparable Law) in all material respects.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would (either alone or in conjunction with any other event, including any termination of employment) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employees of the ML Companies or director of the ML Companies.

(f) All accrued pension claims of any ML Company’s employees are either covered by funds of a special foundation, by insurance contracts or provisions the ML Company has specifically established for such purpose, all pursuant to applicable laws and actuarial principles consistently applied since the Lookback Date. Each ML Company has and will have complied up to the Closing Date with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.

Section 4.20 Insurance. Except as set forth on Section 4.20 of the Company and ML Parties’ Disclosure Letter, to the Company’s Knowledge, the ML Companies have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the ML Companies) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the ML Companies operate (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, the ML Companies as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) no ML Company has received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of the ML Companies as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. No ML Company is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Except as set forth on Section 4.20 of the Company and ML Parties’ Disclosure Letter, since the Lookback Date, there have been no material claims by or with respect to the ML Companies under any Insurance Policy as to which coverage has been denied or disputed in any material respect by the underwriters of such Insurance Policy.

Section 4.21 Compliance with Laws; Permits.

(a) Except (i) with respect to compliance with Tax Law (as to which certain representations and warranties are made pursuant to Section 4.11), (ii) as set forth on Section 4.21(a) of the Company and ML Parties’ Disclosure Letter and (iii) as would not be or reasonably be expected to be material, the ML Companies and are and, since the Lookback Date have been, in compliance with all Laws applicable to the conduct of the business of the ML Companies and, since the Lookback Date, no uncured written notices have been received by the ML Companies from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b) The ML Companies hold all material permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions, identification numbers and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of their businesses (including for the occupation and use of the Leased Real Property) as currently conducted (collectively, “Permits”) and are in compliance in all material respects with all material terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. No ML Company is in material default under any such Permit and to the Knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the applicable ML Company to use such Permit or conduct its business.

Section 4.22 Title to and Sufficiency of Assets. Each ML Company has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible or intangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). All such Assets that are material to the operation of the business of each ML Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible Assets comprise all the material assets used or held by the ML Companies for the carrying on of the business of the ML Companies as currently conducted and such Assets comprise all material assets necessary for the carrying on of the business of the ML Companies as currently conducted.

Section 4.23 Anti-Corruption Law Compliance

(a) Since the Lookback Date, in connection with or relating to the business of the ML Companies, no ML Company, and to the Knowledge of the Company, no director, officer, manager, employee, agent or third-party representative of any ML Company (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of the ML Companies are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 4.24 Anti-Money Laundering Compliance.

(a) The ML Companies maintain and implement (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure material compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required the ML Company to correct since the Lookback Date, unless otherwise disclosed in Section 4.24 of the Company and ML Parties’ Disclosure Letter.

(b) None of the ML Companies nor, to the Knowledge of the Company, any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by any ML Company or any of their respective directors, officers, managers, or employees.

Section 4.25 Affiliate Transactions.

(a) Except as set forth on Section 4.25(a) of the Company and ML Parties’ Disclosure Letter, (x) there are no Contracts (except for the Governing Documents) between any of the ML Companies, on the one hand, and any Interested Party (other than the ML Companies ) on the other hand and (y) no Interested Party (other than the ML Companies) (i) owes any amount to any ML Company, (ii) owns any material assets, tangible or intangible, necessary for the conduct of the business of any ML Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of any ML Company (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

(b) Except as set forth on Section 4.25(b) of the Company and ML Parties’ Disclosure Letter, there have been no Prohibited Affiliate Transactions since the Lookback Date.

Section 4.26 Compliance with Trade Control Laws.

(a) Neither the Company nor any other ML Company nor, to the Knowledge of the Company, any of their directors, officers, managers, employees, agents or third-party representatives, is or since the Lookback Date, has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in prohibited dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country in material violation of applicable Sanctions in connection with the business of the Company; or (iii) in material violation of any applicable Sanctions or applicable Export Control Laws or U.S. anti-boycott requirements (the “Trade Control Laws”), in connection with the business of the Company.

(b) No ML Company has, since the Lookback Date, violated in any material respect the Trade Control Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations by any ML Company of the Trade Control Laws.

Section 4.27 Environmental Matters

(a) To the Company’s Knowledge, the ML Companies, and each property or facility at any time owned, leased, or operated by any of the ML Companies, are and have been in material compliance with Environmental Laws.

(b) To the Company’s Knowledge, each ML Company has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.

(c) None of the ML Companies nor, to the Knowledge of the Company, any other Person has released, manufactured, handled, stored, generated, treated, transported, discharged, emitted, or disposed any Hazardous Material in a manner that would be reasonably likely to give rise to a material Liability of any ML Company.

(d) No material Proceeding or Order is pending or, to the Knowledge of the Company, threatened with respect to any ML Company’s compliance with or Liability under Environmental Laws, and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 4.28 Healthcare Laws

(a) Each ML Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, including (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA (42 U.S.C. §§1320d et seq.), and any comparable Laws); and (iv) licensing, disclosure and reporting requirements (all of the foregoing, collectively, “Healthcare Laws”). No ML Company has received written notification of any pending Proceeding from the United States Food and Drug Administration (the “FDA”) or any other regulatory authority, agency or Governmental Entity alleging that any operation or activity of the ML Company is in violation of any applicable Healthcare Law.

(b) All preclinical and clinical (if any) investigations conducted or sponsored by any ML Company, or in which any ML Company has participated, and intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority, agency or Governmental Entity by any ML Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). No ML Company or any officer, employee or agent of any ML Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority, agency or Governmental Entity or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority, agency or Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. No ML Company or any officer, employee or agent of any ML Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. No ML Company or any officer, employee or agent of any ML Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against any ML Company or any of their officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of any ML Company. No ML Company is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(d) No Company has received any written notice, correspondence or other communication from the FDA or any other regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, any ML Company.

(e) No data generated by any ML Company with respect to its products is the subject of any written regulatory Proceeding, either pending or, to the Company’s Knowledge, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(f) No product manufactured or distributed by any ML Company is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law) or (iii) a product that is otherwise in violation of the FDCA or PHSA (or any other Healthcare Law). Neither the Company nor any of its respective contract manufacturers has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other regulatory authority, agency or Governmental Entity alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other regulatory authority, agency or Governmental Entity. None of the Company’s contract manufacturers, is, or has been, subject to a shutdown and/or import or export prohibition imposed by FDA or any other regulatory authority, agency or Governmental Entity. No event has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any regulatory authority or any FDA warning letter, untitled letter, request, requirement or other similar correspondence or written notice from the FDA or any other regulatory authority, agency or Governmental Entity to make material changes to the Company products or the manner in which such products are manufactured or distributed.

(g) No ML Company or, any director, officer, agent, employee, Affiliate or other Person acting on behalf of any such ML Company has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 4.29 Inspections; Investor’s Representations. The Company has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of Investor and on the accuracy of the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by Investor or its Affiliates or representatives, except for those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. The Company specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, whether made by either Investor or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, ML Parties, their Affiliates or representatives by Investor or any of its Affiliates or representatives), other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. The Company specifically acknowledges and agrees that, without limiting the generality of this Section 4.29, neither Investor nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Company specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, Investor has not made any other express or implied representation or warranty with respect to Investor, its assets or Liabilities, the businesses of Investor or the transactions contemplated by this Agreement or the Ancillary Agreements.

Article V
REPRESENTATIONS AND WARRANTIES OF ML PARTIES

As an inducement to the Investor to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (a) as set forth in the applicable section of the Company and ML Parties’ Disclosure Letter, (b) as set forth in Section 5.10 of this Agreement, which shall apply solely with respect to the BVF Shareholders (severally (and not jointly) and solely in respect of such BVF Shareholder), each ML Party (severally (and not jointly) and solely in respect of such ML Party) represents and warrants to the Investor as follows:

Section 5.1 Organization; Authority; Enforceability. To the extent that such ML Party is not an individual, such ML Party (a) is an entity validly existing, and in good standing (or the equivalent), if applicable, under the Laws of the jurisdiction in which it is formed and (b) is qualified to do business and is in good standing (or the equivalent), if applicable, as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent), if applicable, would not, individually or in the aggregate, reasonably be expected to have or reasonably be expected to be material on such ML Party’s ability to consummate the transactions contemplated hereby. Such ML Party has the requisite legal entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which such ML Party is a party and to consummate the transactions contemplated hereby and thereby. No other limited liability company or other proceedings on the part of such ML Party are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which such ML Party is a party and the consummation of the transactions contemplated hereby and hereby. This Agreement has been duly executed and delivered by such ML Party and constitutes the valid and binding agreement of such ML Party, enforceable against such ML Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Such ML Party is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 5.2 Capitalization. Such ML Party has good and valid title to the Company Shares held by such ML Party as of the Effective Date and, as of the Closing, such ML Party will have good and valid title to the Company Shares owned by such ML Party, free and clear of all Liens, in each case, other than Securities Liens and other than as set forth in the Company’s Restated and Amended Shareholders’ Agreement. Except as set forth on Section 5.2 of the Company and ML Parties’ Disclosure Letter, such ML Party is not a party to (a) any option, warrant, purchase right or other Contract (other than this Agreement) that would reasonably require such ML Party to sell, transfer or otherwise dispose of any of the Company Shares owned by such ML Party or (b) any voting trust, proxy, or other Contract with respect to the voting of the Company Shares owned by such ML Party. Other than the Company Shares owned by such ML Party, such ML Party does not own or have the right to acquire any other Equity Securities of the Company.

Section 5.3 Noncontravention. Except as set forth on Section 5.3 of the Company and ML Parties’ Disclosure Letter, the filings pursuant to Section 8.8, the consummation by such ML Party of the transactions contemplated by this Agreement and the Ancillary Agreements to which such ML Party is a party do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon the Company Shares under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any material Contract to which such ML Party is a party, (ii) any Governing Document of such ML Party or (iii) any Governmental Entity under or pursuant to any Law or Order to which such ML Party is bound or subject, with respect to clauses (d) through (g), that are or would reasonably be expected to be material to such ML Party’s ability to consummate the transactions contemplated hereby. Such ML Party is not in material violation of any of the Governing Documents of such ML Party.

Section 5.4 Information Supplied. The information supplied or to be supplied, in each case, in writing, by such ML Party with respect to such ML Party for inclusion in the Proxy Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the Company for inclusion in the Proxy Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy Statement is first mailed, to the extent such initially included information does not result in Liabilities to the Investor under the Securities Act or the Securities Exchange Act, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by such ML Party or that are included in such filings and/or mailings), except that no warranty or representation is made by such ML Party with respect to (i) statements made or incorporated by reference therein based on information supplied by Investor or its Affiliates for inclusion in such materials or (ii) any projections or forecasts provided by the ML Companies with respect to the Company included in such materials.

Section 5.5 Litigation. Except as set forth on Section 5.5 of the Company and ML Parties’ Disclosure Letter, there are no material Proceedings (or to the Knowledge of such ML Party, investigations) pending or, to the Knowledge of such ML Party, threatened against such ML Party in writing that would reasonably be expected to have a material effect on such ML Party’s ability to consummate the transactions contemplated hereby.

Section 5.6 Brokerage. Except as set forth on Section 5.6 of the Company and ML Parties’ Disclosure Letter, such ML Party has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or the Investor to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 5.7 Investment Intent.

(a) Such ML Party understands and acknowledges that the acquisition of the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement (or such other transaction document in connection with this Agreement)) involves substantial risk. Such ML Party can bear the economic risk of its investment (which such ML Party acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that such ML Party is capable of evaluating the merits and risks of its investment in the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement or other transaction documents in connection with this Agreement).

(b) Such ML Party understands and acknowledges that the acquisition of the Investor Class C Shares (and the Investor Class A Shares into which the Investor Class C Shares and the Retained Company Shares may be exchanged into pursuant to the Restated and Amended Shareholders’ Agreement (or such other transaction document in connection with this Agreement)) is for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) Such ML Party qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) Such ML Party understands and acknowledges that the issuance, sale or resale of the Investor Class C Shares has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Such ML Party acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom. Such ML Party acknowledges that there is no public market for the Investor Class C Shares and that there can be no assurance that a public market will develop.

Section 5.8 Compliance with Laws. Each ML Party is, and has been since the Lookback Date, in compliance in all material respects with Laws applicable to its ownership of the Company Shares, and no uncured written notices have been received by any ML Party from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 5.9 Inspections; Investor’s Representations. Such ML Party has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Such ML Party agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Investor and on the accuracy of the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by Investor or its Affiliates or representatives, except for those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. Such ML Party specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, whether made by either Investor or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company, ML Parties, their Affiliates or representatives by Investor or any of its Affiliates or representatives), other than those set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement. Such ML Party specifically acknowledges and agrees that, without limiting the generality of this Section 5.9, neither Investor nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Such ML Party specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and in any Ancillary Agreement or certificate delivered by Investor pursuant to this Agreement, Investor has not made any other express or implied representation or warranty with respect to Investor, its assets or Liabilities, the businesses of Investor or the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 5.10 BVF Shareholders Representations.

(a) Such BVF Shareholder understands and acknowledges that the acquisition of the BVF Shares involves substantial risk. Such BVF Shareholder can bear the economic risk of its investment (which such BVF Shareholder acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that such BVF Shareholder is capable of evaluating the merits and risks of its investment in the BVF Shares.

(b) Such BVF Shareholder understands and acknowledges that the acquisition of the BVF Shares is for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) Such BVF Shareholder qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) Such BVF Shareholder understands and acknowledges that the issuance, sale or resale of the BVF Shares has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Such BVF Shareholder acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As an inducement to ML Parties and the Company to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (a) for all representations and warranties of the Investor, as set forth in the applicable section of the Investor’s Disclosure Letter, or (b) as disclosed in any report, schedule, form statement or other document filed with, or furnished to, the SEC by the Investor and publicly available prior to the Effective Date, and excluding disclosures referred to in “Forward Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, the Investor hereby represents and warrants to each of the ML Parties and the Company as follows:

Section 6.1 Organization; Authority; Enforceability. The Investor is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Investor is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have an Investor Material Adverse Effect. Subject to receipt of the Required Vote, the Investor has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which the Investor is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite Investor Board action on the part of the Investor (the “Investor Board Recommendation”). No other proceedings on the part of the Investor (including any action by the Investor Board or the Investor Shareholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by the Investor at Closing will be, duly executed and delivered by Investor and constitute valid and binding agreement of the Investor, enforceable against the Investor in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Investor is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 6.2 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of Investor consists of (i) 500,000,000 Investor Class A Shares, (ii) 50,000,000 shares of Investor Class B Shares, and (iii) 5,000,000 preference shares, par value $0.0001 per share (“Investor Preferred Shares”). As of the date hereof and as of immediately prior to the Closing (without giving effect to the Investor Share Redemptions, or the Investor Class B Share Conversion), (1) 11,930,000 Investor Class A Shares are and will be issued and outstanding, (2) 2,875,000 Investor Class B Shares are and will be issued and outstanding, and (3) no Investor Preferred Shares are and will be issued and outstanding. The Equity Securities set forth in this Section 6.2(a) comprise all of the Equity Securities of the Investor that are issued and outstanding (without giving effect to the Investor Share Redemptions, or the Investor Class B Share Conversion).

(b) Except as (w) set forth in the Investor SEC Documents, (x) set forth on Section 6.2(b) of the Investor’s Disclosure Letter, or (y) set forth in this Agreement (including as set forth in Section 6.2(a)), the Ancillary Agreements or the Investor Governing Documents:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which the Investor is a party or which are binding upon Investor providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii)   Investor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii)   Investor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of Investor.

(c) All of the issued and outstanding Equity Securities of the Investor, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d) Except as set forth on Section 6.2(d) of the Investor’s Disclosure Letter, the Investor does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

(e) Upon issuance and delivery of the Investor Class C Shares to the Company at the Closing, and upon the further distribution of the Investor Class C Shares to the ML Parties, such Investor Class C Shares will (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach or violation of any preemptive rights or any Contract, (iv) be issued to the Company with good and valid title, free and clear of any Liens other than Securities Liens, and (v) represent all of the Investor Class C Shares issued or outstanding.

(f) Other than up to $1,500,000 of working capital loans that may be incurred during the Pre-Closing Period (and for the avoidance of doubt, to the extent such working capital loans are used to pay Investor Transaction Expenses and such working capital loans are repaid in cash at the Closing, such amounts shall constitute Investor Transaction Expenses for all purposes of this Agreement), the Investor has no Liability with respect to indebtedness for borrowed money.

Section 6.3 Brokerage. Except as set forth on Section 6.3 of the Investor’s Disclosure Letter, the Investor has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the ML Parties, Company or Investor to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 6.4 Trust Account. As of the Effective Date, the Investor has at least one hundred fifteen million dollars ($115,000,000) (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the Investor or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the Investor. The Investor is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the Investor SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) the Investor Shareholders who shall have exercised their rights to participate in the Investor Share Redemptions, (ii) the underwriters of the Investor’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) the Investor with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of the Investor, investigations) pending or, to the Knowledge of the Investor, threatened with respect to the Trust Account.

Section 6.5 Investor SEC Documents; Controls.

(a) The Investor has filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of the Investor’s securities to the Effective Date, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “Investor SEC Documents”). As of their respective dates, each of the Investor SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Investor SEC Documents. None of the Investor SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Investor, as of the date hereof, (i) none of the Investor SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Investor SEC Document.

(b) The financial statements of the Investor contained or incorporated by reference in the Investor SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Investor as at the respective dates of, and for the periods referred to, in such financial statements. Investor has no off-balance sheet arrangements that are not disclosed in the Investor SEC Documents. No financial statements other than those of Investor are required by GAAP to be included in the consolidated financial statements of Investor.

(c) No notice of any SEC review or investigation of the Investor or Investor SEC Documents has been received by the Investor. Since the consummation of its initial public offering, all comment letters received by the Investor from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of the Investor are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of the Investor’s securities, the Investor has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Investor SEC Document. Each such certification is true and correct. The Investor maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act. As used in this Section 6.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) Investor has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 6.6 Information Supplied; Proxy Statement. None of the information supplied or to be supplied by the Investor for inclusion in the Proxy Statement, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available with the SEC, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Investor Shareholders, or (c) the time of the Investor Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by the Investor or that are included in such filings and/or mailings), except that no warranty or representation is made by the Investor with respect to (i) statements made or incorporated by reference therein based on information supplied by the Company, the ML Parties or their Affiliates for inclusion therein or (ii) any projections or forecasts included in such materials.

Section 6.7 Litigation. As of the date of this Agreement, there are no material Proceedings (or to the Knowledge of the Investor, investigations by any Governmental Entity) pending or, to the Knowledge of the Investor, threatened against the Investor or, to the Knowledge of the Investor, any director, officer or employee of the Investor (in their capacity as such) and since the Investor’s date of incorporation there have not been any such Proceedings and the Investor is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by Investor against any other Person.

Section 6.8 Listing. The issued and outstanding Investor Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the Knowledge of the Investor, threatened against the Investor by Nasdaq or the SEC with respect to any intention by such entity to deregister the Investor Class A Shares or prohibit or terminate the listing of the Investor Class A Shares on Nasdaq. The Investor has taken no action that is designed to terminate the registration of the Investor Class A Shares under the Securities Exchange Act. The Investor has not received any written or, to the Knowledge of the Investor, oral deficiency notice from Nasdaq relating to the continued listing requirements of the Investor Class A Shares.

Section 6.9 Investment Company. The Investor is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 6.10 Noncontravention. Except for the filings pursuant to Section 8.9, the consummation by the Investor of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which the Investor is a party, (ii) any Governing Document of the Investor, or (iii) any Governmental Entity under or pursuant to any Law or Order to which the Investor is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to Investor. The Investor is not in material violation of any of its Governing Documents.

Section 6.11 Business Activities.

(a) Since its incorporation, other than as described in the Investor SEC Documents, the Investor has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Investor Governing Documents, there is no Contract, commitment, or Order binding upon the Investor or to which the Investor is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Investor or any acquisition of property by the Investor or the conduct of business by the Investor after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the Investor.

(b) Except for this Agreement and the transactions contemplated by this Agreement, the Investor has no interests, rights, obligations or Liabilities with respect to, and the Investor is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

Section 6.12 Tax Matters. Except as set forth on Section 6.12 of the Investor’s Disclosure Letter:

(a) The Investor has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material amounts of Tax Returns filed by the Investor, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes and all income and other material amounts of Tax liabilities due and payable by the Investor for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) The Investor has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Investor does not file a particular type of Tax Return, or pay a particular type of Tax, that the Investor is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved. The income Tax Returns of the Investor made available to the ML Parties, if any, reflect all of the jurisdictions in which the Investor is required to remit material income Tax.

(d) The Investor is not currently the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Investor, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Investor has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against the Investor have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against the Investor.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Investor or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Investor is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of Investor.

(f) The Investor will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date or open transaction; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date.

(g) There is no Lien for Taxes on any of the assets of the Investor, other than Permitted Liens.

(h) The Investor has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Agreements, if any). The Investor is not party to or bound by any Tax Sharing Agreement except for any Ordinary Course Tax Sharing Agreement. All amounts payable by the Investor with respect to (or reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such contracts.

(i) The unpaid Taxes of the Investor (i) did not, as of December 31, 2020, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Investor in filing its Tax Returns.

(j) The Investor has not taken any action and is not aware of any facts or circumstances that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 6.13 Compliance with Laws. Investor is, and has been since December 31, 2020, in compliance in all material respects with all Laws applicable to the conduct of the business of the Investor, and no uncured written notices have been received by Investor from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 6.14 Subscription Agreements. Investor has delivered to the Company copies of each of the Subscription Agreements entered into by Investor, the Company and the ML Parties’ Representative with the applicable PIPE Investors named therein on or prior to the Effective Date, pursuant to which certain PIPE Investors have committed to provide equity financing to Investor solely for purposes of consummating the transactions contemplated by this Agreement in the aggregate amount of $115,000,000 (the “PIPE Investment Amount”). With respect to each such PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and to the Knowledge of Investor no withdrawal, termination, amendment or modification is contemplated by Investor. Each Subscription Agreement is a legal, valid and binding obligation of Investor and, to the Knowledge of Investor, each PIPE Investor. Each such Subscription Agreement provides that the Company and the ML Parties’ Representative are third-party beneficiaries thereunder, entitled to enforce such agreements against the PIPE Investor. As of the date hereof, Investor does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Investor, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Investor under any material term or condition of any such Subscription Agreement and, as of the date hereof, Investor has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any such Subscription Agreement. Such Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Ancillary Agreements) to the obligations of the PIPE Investors to contribute to Investor the applicable portion of the PIPE Investment Amount set forth in such Subscription Agreements on the terms therein.

Section 6.15 Affiliate Transactions. Except as set forth in the Investor SEC Documents there are no Material Contracts between (a) the Investor, on the one hand, and (b) any officer, director, employee, partner, member, manager, director or indirect equityholder of the Investor or Sponsor, or to the Knowledge of the Investor, any family member of any of the foregoing Persons, on the other hand, (the Persons identified in clause (b), the “Investor Related Parties”).

Article VII
INTERIM OPERATING COVENANTS

Section 7.1 Interim Operating Covenants.

(a) From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date (such period, the “Pre-Closing Period”), unless the Investor shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, (y) as set forth on Section 7.1(a) of the Company and ML Parties’ Disclosure Letter or (z) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v), (x) or (xiv), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the ML Companies’ businesses of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19, the Company shall, and ML Parties shall cause the ML Companies to, conduct and operate their business in all material respects in the Ordinary Course of Business and use its commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and the Company shall not, and ML Parties shall cause the ML Companies not to:

(i) amend or otherwise modify any of the Governing Documents of the ML Companies in any manner that would be adverse to the Investor or the Sponsor, except as otherwise required by Law;

(ii) make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the ML Companies (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the ML Companies to issue, deliver or sell any Equity Securities of the ML Companies;

(iv) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of any ML Companies, other than (x) to another ML Company, (y) repayments by the Company to any ML Party or its Affiliates in respect of advances made by such Persons to the Company as set forth on Section 7.1(a)(iv) of the Company and ML Parties’ Disclosure Letter;

(v) adjust, split, combine or reclassify any of its Equity Securities;

(vi) (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the Ordinary Course of Business, and (C) other Indebtedness not to exceed $500,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the ML Companies or in the Ordinary Course of Business, or (z) amend or modify in any material respect any Indebtedness;

(vii) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $2,000,000;

(viii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the Effective Date would be a Material Contract, in each case other than in the Ordinary Course of Business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the ML Companies, taken as a whole;

(ix) other than inventory and other assets acquired in the Ordinary Course of Business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $1,500,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the ML Companies, except for (x) Permitted Liens, (y) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 7.1(a)(iv) and (z) as required or contemplated by this Agreement;

(xi) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by the ML Companies not covered by insurance in excess of $150,000 in any single instance or in excess of $500,000 in the aggregate, (x) granting injunctive or other equitable remedy against the ML Companies, (y) which imposes any material restrictions on the operations of businesses of the ML Companies, taken as a whole or (z) by the equityholders of the ML Companies or any other Person which relates to the transactions contemplated by this Agreement;

(xii) except as required under applicable Law, the terms of any Company Employee Benefit Plan existing as of the date hereof (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of any ML Company, (B) become a party to, establish, amend, commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any Company Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of any ML Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Employee Benefit Plan, (D) grant any new awards under any Company Employee Benefit Plan, (E) amend or modify any outstanding award under any Company Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Company, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $300,000;

(xiii) (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any ML Companies, other than (w) inventory or products in the Ordinary Course of Business, or (x) assets with an aggregate fair market value less than $1,000,000; or (B) subject any Owned Intellectual Property to Copyleft Terms;

(xiv) disclose any Trade Secrets and any other material confidential information of any ML Companies to any Person (other than pursuant to a written confidentiality agreement with provisions restricting the use and disclosure of such Trade Secrets and confidential information);

(xv) fail to take any action required to maintain any material insurance policies of any ML Companies in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, (3) actions in the Ordinary Course of Business, or (4) actions set forth on Section 7.1(a)(xv) of the Company and ML Parties’ Disclosure Letter);

(xvi) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;

(xvii) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or

(xviii)   agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the Investor, directly or indirectly, the right to control or direct the Company or any operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

Section 7.2 Interim Operating Covenants (Investor).

(a) During the Pre-Closing Period, unless the ML Parties’ Representative shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except as contemplated by this Agreement or the Ancillary Agreements or as set forth on Section 7.2(a) of the Investor’s Disclosure Letter, the Investor shall not:

(i) conduct any activities or enter into any Contracts directed toward or in contemplation of an alternative Business Combination to the Business Combination contemplated by this Agreement;

(ii)   amend or otherwise modify the Trust Agreement or the Investor Governing Documents in any material respect;

(iii)   withdraw any of the Trust Amount, other than as permitted by the Investor Governing Documents or the Trust Agreement;

(iv) make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(v) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;

(vi) take or cause to be taken any action, or knowingly fail to take or cause to fail to take any action, which action or failure to act would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(vii) other than effecting redemptions in connection with an Investor Share Redemption, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (w) any of its Equity Securities, or (x) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating Investor or Sponsor to issue, deliver or sell any Equity Securities of Investor, other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Investor or the Sponsor incurred in order to finance working capital and Tax expenses needs and expenses in an amount not to exceed $1,500,000; provided, that any such Contracts for Indebtedness shall be repaid in cash at the Closing and shall constitute Investor Transaction Expenses;

(viii) other than the Investor Share Redemption, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of the Investor;

(ix) adjust, split, combine or reclassify (other than a reclassification pursuant to a conversion of Investor Class B Shares into Investor Class A Shares pursuant to the Investor Governing Documents) any of its Equity Securities;

(x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, Liabilities, debts or obligations other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Investor or the Sponsor incurred in order to finance working capital and Tax expenses needs; provided that any such Contracts for Indebtedness shall be repaid in cash at the Closing and shall constitute Investor Transaction Expenses;

(xi) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Investor to the Sponsor, Investor’s officers or directors, or any Affiliate of the Sponsor or Investor’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by this Agreement;

(xii) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by Investor not covered by insurance in excess of $1,000,000, (x) granting material injunctive or other equitable remedy against the Investor (y) which imposes any material restrictions on the operations of businesses of the Investor or (z) by the public stockholders of the Investor or any other Person which relates to the transactions contemplated by this Agreement;

(xiii) enter into, renew, modify or revise any Contract or agreement with any Investor Related Party; or

(xiv) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the ML Parties or the Company, directly or indirectly, the right to control or direct the Investor prior to the Closing. Prior to the Closing, the Investor shall exercise, consistent with the terms and conditions of this Agreement, control over its business.

Article VIII
PRE-CLOSING AGREEMENTS

Section 8.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable (giving effect to the timing of the delivery of the PCAOB Financial Statements), the transactions contemplated by this Agreement. Each ML Party shall use its commercially reasonable efforts, and the Investor shall cooperate in all reasonable respects with ML Parties, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 8.1 of the Company and ML Parties’ Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Any payment pursuant to the foregoing provision shall be a Transaction Expense borne by the Investor (but shall not be treated as a Company Transaction Expense hereunder).

Section 8.2 Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 3.2 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice the Investor shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and the Investor Governing Documents, at the Closing, the Investor shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to Investor Shareholders who shall have validly elected to redeem their Investor Class A Shares pursuant to the Investor Existing Memorandum and Articles and direct and use its reasonable best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, (y) the Investor Transaction Expenses at the Closing, and (z) pay all amounts payable pursuant to Section 2.2(e).

Section 8.3 Listing. During the Pre-Closing Period, the Investor shall use its commercially reasonable efforts to ensure Investor remains listed as a public company on Nasdaq or other national securities exchange acceptable to the Company and keep the Investor Class A Shares listed for trading on Nasdaq or other national securities exchange acceptable to the Company.

Section 8.4 LTIP. Prior to the Closing Date, the Investor shall approve and, subject to the approval of the Investor Shareholders, adopt, an omnibus incentive equity plan, based on the terms and conditions as reasonably mutually agreed upon between the Investor and the ML Parties to be effective upon and following the Closing (the “LTIP”). The LTIP shall initially reserve a number of shares of Investor Class A Shares constituting no more than 8% of total number of shares of Investor Class A Shares outstanding on a fully diluted basis, as determined at the Closing. Nothing contained in this Section 8.4 (whether express or implied) shall confer any rights, remedies or benefits whatsoever (including any third-party beneficiary rights) on any Person other than the Parties to this Agreement.

Section 8.5 Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of the Investor, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 8.6 Access to Information.

(a) During the Pre-Closing Period, upon reasonable prior written notice, the Company shall afford the representatives of the Investor reasonable access, during normal business hours, to the properties, books and records of the ML Companies and furnish to the representatives of the Investor such additional financial and operating data and other information regarding the business of any ML Companies as the Investor or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the ML Companies may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which any ML Company is a party; provided that the ML Companies shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that the Investor shall abide by the terms of the Confidentiality Agreement.

(b) Investor shall coordinate its access rights pursuant to Section 8.6 with the ML Parties to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Company.

Section 8.7 Notification of Certain Matters. Each of the Parties shall notify the other Parties of (a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of ML Parties, threatened, against any of the Parties, (b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article IV or Article V not to be satisfied, or (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

Section 8.8 Regulatory Approvals; Efforts.

(a) If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the Parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated by this Agreement to be filed as promptly as practicable after the execution of this Agreement, (ii) request early termination of the waiting period relating to such HSR Act filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable Laws or a Governmental Entity pursuant to the HSR Act and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.

(b) The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

(c) Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 8.8(c), each Party shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d) The Investor shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.

(e) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 8.5, nothing in this Section 8.8 shall require Investor, Sponsor, ML Parties’ Representative or any ML Party or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company ), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than, with respect to Investor and Sponsor, Investor’s Subsidiaries and the Company ), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Investor, Sponsor, ML Parties’ Representative or any ML Party or their respective Affiliates (other than the Company ), or any interests therein.

(f) All filing fees or other payments payable with respect to any and all filings made under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall be Transaction Expenses, fifty percent (50%) of which shall be Company Transaction Expenses hereunder and fifty percent (50%) of which shall be Investor Transaction Expenses hereunder.

Section 8.9 Communications; Press Release; SEC Filings.

(a) As promptly as practicable following the Effective Date (and in any event within four (4) Business Days thereafter), the Investor shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). The Investor shall provide the Company with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. Investor shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b) As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Company pursuant to this Section 8.9, (i) the Investor and the Company shall prepare and the Investor shall file with the SEC a preliminary Proxy Statement (which shall comply as to form with, as applicable, the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder) in connection with the Investor Shareholder Meeting for the purpose of (A) providing Investor Shareholders with the opportunity to participate in the Investor Share Redemption and (B) soliciting proxies from the Investor Shareholders to vote at the Investor Shareholder Meeting in favor of the Investor Shareholder Voting Matters. Each of the Investor and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. The Investor shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board in accordance with Section 8.9(h), at such time as reasonably agreed by Investor and the Company promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).

(c) Prior to filing with the SEC, the Investor will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The Investor will advise the Company promptly after it receives notice of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy Statement. The Investor shall promptly respond to any comments of the SEC on the Proxy Statement, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, Investor will make available to the Company drafts of any such response, will provide the Company with reasonable opportunity to comment on such drafts.

(d) If at any time prior to the Closing (including prior to the Investor Shareholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to the Investor Shareholders) any such amendment or supplement to the Proxy Statement containing such information; provided that no information received by the Investor pursuant to this Section 8.9(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.

(e) The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by the Investor under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional Investor Filings”) shall include disclosure regarding the Company and the business of the Company’s management, operations and financial condition. Accordingly, ML Parties and the ML Companies agree to, and agree to cause the ML Companies to, as promptly as reasonably practicable, to use commercially reasonable efforts to provide the Investor with all information concerning ML Parties, the ML Companies, and their respective business, management, operations and financial condition, in each case, that is reasonably requested by the Investor to be included in the Proxy Statement, Additional Investor Filings or any other Investor filing with the SEC. ML Parties and the ML Companies shall make, and shall cause The ML Companies to, make, and shall cause their Affiliates, directors, officers, managers and employees to make, available to the Investor and its counsel, auditors and other representatives in connection with the drafting of the Proxy Statement and Additional Investor Filings, as reasonably requested by the Investor, and responding in a timely manner to comments thereto from the SEC. The Investor shall make all required filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, and the ML Parties and the ML Companies shall reasonably cooperate in connection therewith.

(f) At least five (5) days prior to Closing, the Investor shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). Investor shall provide the Company with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently or promptly following with the Closing, the Investor shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(g) The Company shall provide to the Investor as promptly as reasonably practicable after the Effective Date, (i) audited consolidated balance sheets of the Company as of June 30, 2021, and related audited consolidated statements of operations, partners’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (which reports shall be unqualified), prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”), and (ii) all other audited and unaudited financial statements of the Company and any company or business units acquired by the Company, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Closing Form 8-K (including pro forma financial information).

(h) Investor shall, prior to or as promptly as practicable following the Proxy Clearance Date (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 8.9(b)), establish a record date in accordance with the terms of the Investor Existing Memorandum and Articles of Association (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Investor Shareholder Meeting. Investor shall convene and hold the Investor Shareholder Meeting, for the purpose of obtaining the approval of the Investor Shareholder Voting Matters, which meeting shall be held as promptly as practicable after the date on which Investor commences the mailing of the Proxy Statement to its shareholders; provided that in no event shall such meeting be held more than forty-five (45) days after such mailing date (unless the meeting has been adjourned as set out in the Proxy Statement). Investor shall take all actions necessary to obtain the approval of the Investor Shareholder Voting Matters at the Investor Shareholder Meeting, including as such Investor Shareholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the Investor Shareholder Voting Matters. Except as otherwise required by applicable Law (including, for the avoidance of doubt, the fiduciary duties of the members of the Investor Board), the Investor Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Investor Board Recommendation, (ii) adopt, approve, endorse or recommend any Investor Competing Transaction, (iii) following a request in writing by the Company that the Investor Board Recommendation be reaffirmed publicly, fail to reaffirm publicly the Investor Board Recommendation within ten (10) days after the Company made such request (it being agreed that the Company may only make one (1) request pursuant to this clause (iii); provided that the Investor (A) has not already publicly reaffirmed such Investor Board Recommendation or (B) has made a change in Investor Board Recommendation or is reasonably likely to do so in such ten (10) day period), or (iv) agree to take any of the foregoing actions. Investor agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Investor Shareholder Meeting for the purpose of seeking approval of the Investor Shareholder Voting Matters shall not be affected by intervening events or circumstances, and Investor agrees to establish a record date for, duly call, give notice of, convene and hold the Investor Shareholder Meeting and submit for the approval of the Investor Shareholders the Investor Shareholder Voting Matters, in each case as contemplated by this Section 8.9(h), regardless of whether or not there shall have occurred any intervening events or circumstances. Notwithstanding anything to the contrary contained in this Agreement, Investor only shall be entitled to postpone or adjourn the Investor Shareholder Meeting: (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy Statement that the Investor Board has determined in good faith after consultation with outside legal counsel is required under applicable Law, which supplement or amendment shall be promptly disseminated to Investor’s shareholders prior to the Investor Shareholder Meeting; (B) if, as of the time for which the Investor Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Investor represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Investor Shareholder Meeting; (C) to seek withdrawals of redemption requests from Investor Shareholders; or (D) in order to solicit additional proxies from shareholders for purposes of obtaining approval of the Investor Shareholder Voting Matters; provided that in the event of any such postponement or adjournment, the Investor Shareholder Meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten (10) Business Days following such time, as the matters described in such clauses have been resolved.

Section 8.10 Expenses. Except as otherwise provided in this Agreement (including, without limitation, Section 2.1), each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. For the avoidance of doubt any payments to be made (or cause to be made) by Investor shall be paid upon the Closing and release of the proceeds from the Trust Account.

Section 8.11 PIPE Investment.

(a) Investor shall take, or use its reasonable best efforts to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its commercially reasonable efforts to (x) comply with its obligations under the Subscription Agreements, (y) in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that Investor controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (z) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that Investor controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), to cause the applicable PIPE Investor to contribute to Investor the applicable portion of the PIPE Investment Amount set forth in the applicable Subscription Agreement at or prior to Closing. Investor shall give the Company prompt written notice upon (i) becoming aware of any breach or default by any party to any of the Subscription Agreements or any termination (or purported termination) of any of the Subscription Agreements, (ii) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (iii) if Investor does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. Investor shall not permit, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed in respect of any such amendment, modification, waiver or replacement that is not and would not reasonably be expected to be materially adverse to the Company or the ML Parties), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements; provided that, notwithstanding anything to the contrary in this Agreement or the Subscription Agreement, the Sponsor or any of its Affiliates may, in its sole discretion, contribute an additional PIPE Investment Amount on the same terms and pursuant to the same conditions as set forth in the PIPE Subscription Agreement to satisfy the Available Closing Date Cash condition in accordance with Section 3.2(c)(iv) of this Agreement.

(b) Each ML Company agrees, and shall cause the appropriate officers and employees thereof, to use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing equityholders of the Investor (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by the Investor, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding the Company readily available to the ML-Parties or the Company as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to ML Parties and the Company, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in the Investor’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.

Section 8.12 Directors and Officers.

(a) Indemnification. Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, the Investor (i) shall, and shall cause each ML Company to maintain in effect all rights to indemnification, advancement of expenses, exculpation and other limitations on Liability to the extent provided in the Investor Governing Documents and the Governing Documents of the Company in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of the Investor (whether before or after Closing) and the Company (the “Indemnified Persons”), and (ii) shall not, and shall not permit the Company to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the D&O Provisions as it relates to any Indemnified Person, in each case relating to a state of facts existing prior to Closing, without the written consent of such affected Indemnified Person (it being agreed that each Indemnified Person shall be a third party beneficiary of this Section 8.12). After the Closing, in the event that the Investor or its successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, Investor shall cause proper provision to be made so that the successors of the Investor shall succeed to and be bound by the obligations set forth in this Section 8.12.

(b) Tail Policy. For a period of six (6) years from and after the Closing Date, the Investor shall purchase and maintain in effect policies of directors’ and officers’ liability insurance covering those Persons on the date hereof who are covered by such policies of the Company and the Investor (including, for the avoidance, directors, officers, etc. of the Investor prior to the Closing Date) with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, (i) the coverage currently provided by such policy held by the Investor and Company and (ii) the coverage provided by a policy held by a similarly situated Company. At or prior to the Closing Date, the Investor and the Company shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by the Company’s and the Investor’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the Effective Date by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s or the Investor’s existing policies.

Section 8.13 Post-Closing Directors and Officers of the Investor. Subject to receipt of the Required Vote, the Investor shall take or cause to be taken all actions as may be necessary or appropriate to ensure that as soon as practical following the Closing:

(a) The post-Closing Investor Board include:

(i) two (2) director nominees, each of whom shall be designated by the Investor as soon as reasonably practicable following the date of this Agreement (and in any event within thirty (30) days after the date hereof). Of the two director nominees designated by the Investor, one shall be designated a class I director and one shall be designated as a class III director;

(ii) four director nominees, each of whom shall be designated by the Company pursuant to written notice to be delivered to Investor as soon as reasonably practicable following the date of this Agreement (and in any event within thirty (30) days after the date hereof). Of the four director nominees designated by the Company, one shall be designated a class I director, one shall be designated as a class II director and one shall be designated as a class III director; and

(iii) Jorge Santos da Silva, who shall be designated as a class III director.

(b) The officers of the Investor shall be as set forth on Schedule 8.13(b) hereto, who shall serve in such capacity in accordance with the terms of the Governing Documents of the Investor following the Closing.

(c) If any Person nominated pursuant to Section 8.13(a) is not duly elected at the Investor Shareholder Meeting, the Parties shall take all necessary action to fill any such vacancy on the post-Closing Investor Board with an alternative Person designated by the Company or the Investor, as applicable, pursuant to Section 8.13(a).

Section 8.14 Stock Transactions. During the Pre-Closing Period, except as otherwise contemplated by this Agreement, none of the ML Parties nor the Company nor any of its Subsidiaries or Affiliates, directly or indirectly, shall engage in any transactions involving the securities of the Investor without the prior written consent of the Investor if the Company or any such ML Party then is in possession of material nonpublic information of the Investor.

Section 8.15 Investor Governing Documents. Subject to receipt of the Required Vote, at the Closing and immediately following the Investor Class B Share Conversion, the Investor shall file the Investor A&R Memorandum and Articles substantially in the form attached hereto as Exhibit B, in accordance with the provisions hereof and the Cayman Companies Act.

Section 8.16 Name Change. Subject to receipt of the Required Vote, in connection with the Closing, the Investor will complete the Name Change.

Section 8.17 Exclusivity.

(a) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 11.1, none of the ML Parties nor the Company shall, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Investor and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing Investor”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Investor regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to the Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of the Company to a Competing Investor, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit the Company from taking the actions permitted by the exceptions set forth in Section 7.1(a)(xi) of this Agreement or the related sections of the Company and ML Parties’ Disclosure Letter, and any such action shall not be deemed a violation of this Section 8.17(a).

(b) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 11.1, the Sponsor and the Investor shall not directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Company and the ML Parties (and their respective representatives, acting in their capacity as such) (an “Alternative Target”) that may constitute or could reasonably be expected to lead to, an Investor Competing Transaction, (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Alternative Target regarding an Investor Competing Transaction; (iii) furnish (including through any virtual data room) any non-public information relating to Investor or any of its assets or businesses, or afford access to the assets, business, properties, books or records of Investor to an Alternative Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, an Investor Competing Transaction; (iv) approve, endorse or recommend any Investor Competing Transaction; or (v) enter into an Investor Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to an Investor Competing Transaction or publicly announce an intention to do so.

Section 8.18 Joinder to the Agreement. From the Effective Date, until Closing, as a condition to the issuance of any shares or options of the Company on or after the date hereof (other than the issuance of any shares resulting from the exercise of options outstanding as of the date hereof), the Company shall cause any Person that becomes a shareholder or option holder of the Company following the date hereof, that is not a party to this Agreement as of the date hereof, to enter into a Joinder Agreement in the form attached hereto as Exhibit H pursuant to which such Person shall become bound by the terms and conditions of this Agreement as an ML Party.

Section 8.19 Restated and Amended Shareholders’ Agreement. In connection with and in advance of the Closing, the Investor, the Company and the ML Parties shall enter into the Restated and Amended Shareholders’ Agreement with respect to their rights and obligations as shareholders of the Company in the form attached hereto as Exhibit C, which shall be effective as of the registration of the Company Nominal Capital Increase in the commercial register of the Canton of Zug, Switzerland.

Article IX
ADDITIONAL AGREEMENTS

Section 9.1 Access to Books and Records. From and after the Closing, the Investor and its Affiliates shall make or cause to be made available to the ML Parties (including the right to copy at the ML Parties’ sole expense, as applicable) all books, records and documents relating to periods prior to the Closing Date of the Company (and the assistance of employees responsible for such books, records and documents) during regular business hours and upon reasonable prior written request as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (other than an actual or potential Proceeding (i) brought or threatened to be brought by the ML Parties or their respective Affiliates arising under this Agreement or (ii) brought or threatened to be brought by the Investor or their Affiliates against the ML Parties or their respective Affiliate relating to or arising under this Agreement), (b) preparing Tax Returns or other reports to Governmental Entities or (c) such other purposes (that do not involve an actual or potential Proceeding brought by the ML Parties or their respective Affiliates against the Investor or by the Investor or its Affiliates against the Sponsor or the ML Parties arising under this Agreement) for which access to such documents is reasonably necessary. The Investor shall (at the Company’s sole expense) cause the Company to maintain and preserve all such books, records and other documents in the possession of the Company as of the Closing Date for the greater of (i) the Company after the Closing Date and (ii) any applicable statutory or regulatory retention period, as the same may be extended, and in each case, shall offer to transfer such records to ML Parties, at the end of such period. Notwithstanding anything in this Agreement to the contrary, the Investor shall not be required to provide any access or information to the ML Parties, their respective Affiliates or any of their respective representatives which constitutes information protected by attorney-client privilege or which would violate any obligation owed to a third party under Contract or Law.

Section 9.2 Issuance of Remaining Investor Class C Shares. The Investor shall issue an amount equal to the Exchange Ratio of Investor Class C Shares per Company Common Share to each ML Party which becomes a shareholder of the Company under the Company’s Conditional Share Capital after the Closing, upon the respective Company Common Shares having been issued to the ML Party.

Article X
TAX MATTERS

Section 10.1 Tax Matters. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement that are payable by Investor, the Company or its Subsidiaries (“Transfer Taxes”) shall constitute Company Transaction Expenses. The ML Companies shall, at their own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Investor will cooperate and join in the execution of any such Tax Returns. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

Section 10.2 Tax Structuring. In due time following the Closing, and in any event no later than before the end of the calendar year 2021, the ML Parties and the Investor shall use their reasonable best efforts to undertake all reasonable measures to structure the Investor’s shareholding in the Company in a tax efficient way and to mitigate potential exposure for Taxes for both, the Investor and the Company. In particular, the ML Parties and the Investor shall jointly (a) decide on the place of the Investor’s place of effective management and tax residence immediately after Closing, (b) ensure that the Investor’s place of effective management and tax residence will be located and remain at the place as decided according to clause (a), (c) ensure that the Company’s place of effective management and tax residence is and remains in Switzerland, (d) implement all reasonable measures to minimize the likelihood that the Company’s earnings become subject to any actual or deferred Swiss dividend withholding tax exposure, (e) implement all reasonable measures to prevent the Company and the Investor from becoming Swiss securities dealers for the purposes of the Swiss federal securities transfer tax, and (f) arrange any tax rulings facilitating actions (a)-(e) without delay.

Article XI
TERMINATION

Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Company, the ML Parties’ Representative and the Investor;

(b) by the Company, the ML Parties’ Representative or the Investor by written notice to the other Party or Parties if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement results in or causes such final, non-appealable Order or other action (including, with respect to the Company, any breach by any ML Party);

(c) by the Company, the ML Parties’ Representative or the Investor by written notice to the other Party or Parties if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before May 30, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement (including, with respect to the Company, any breach by any ML Party) and such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;

(d) by the Company if the Investor breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to ML Parties’ obligations to consummate the transactions set forth in Section 3.2(a) or Section 3.2(c) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Investor by the Company or the ML Parties’ Representative, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) Business Days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to the Company if the Company or any ML Party is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e) by the Investor, if the Company or any ML Party breaches in any material respect any of their representations or warranties contained in this Agreement or the Company or any ML Party breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Investor’s obligations to consummate the transactions set forth in Section 3.2(a) or Section 3.2(b) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to ML Parties by the Investor, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) Business Days after the delivery of such written notice and the Investor has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to the Investor if the Investor is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(f) by the Company or the Investor by written notice to the other Party or Parties if the Required Vote is not obtained at the Investor Shareholder Meeting (subject to any adjournment or postponement thereof);

(g) by written notice from the Company to the Investor if the Available Closing Date Cash as determined pursuant to this Agreement is less than one hundred fifty million dollars ($150,000,000); and

(h) by written notice from the Investor to the Company if the ML Parties’ Approval is not obtained at the Extraordinary General Meeting.

Section 11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 8.9, Section 8.10, this Section 11.2 and Article XII of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement.

Article XII
MISCELLANEOUS

Section 12.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Investor, the Sponsor, the Company, and the ML Parties’ Representative. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of the Investor Shareholder Voting Matters at the Investor Shareholder Meeting so long as such amendment or waiver would not require the further approval of the Investor Shareholders under applicable Law without such approval having first been obtained.

Section 12.2 Waiver of Remedies; Survival of Representations and Warranties.

(a) Except (i) in the case of Fraud, (ii) as set forth in Section 11.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 12.12, the ML Parties shall have no liability to the Investor, the Sponsor, the Company or its and their respective successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “Investor Parties”) for any and all losses that are sustained or incurred by any of the Investor Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the ML Parties’ representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement. Except (i) in the case of Fraud, (ii) as set forth in Section 11.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 12.12, the Investor Parties shall have no liability to the ML Parties and their respective successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “ML Parties’ Group”) for any and all losses that are sustained or incurred by any of the ML Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Investor’s or the Sponsor’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement.

(b) The representations and warranties of the Parties set forth in Article IV, Article V and Article VI and all covenants of any of the Parties that are to be fully performed prior to Closing, shall not survive the Closing.

Section 12.3 ML Parties’ Representative.

(a) The ML Parties hereby appoint the ML Parties’ Representative as agent and attorney in fact for and on behalf of the ML Parties to (i) interpret the terms and provisions of this Agreement and the Ancillary Agreements, (ii) execute, deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of any Proceedings, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Proceedings, and to take all actions necessary or appropriate in the judgment of the ML Parties’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) administer, pay out, deduct, hold back or redirect any funds, which may be payable or distributable to any ML Parties pursuant to the terms of this Agreement or any Ancillary Agreement for, (A) any amount that may be payable by the ML Parties pursuant to this Agreement, including Section 2.1(c) and Article IX or (B) any costs, fees, expenses and other liabilities incurred by the ML Parties’ Representative, acting in such capacity, in connection with this Agreement and the Ancillary Agreements and (vii) take all actions necessary or appropriate in the judgment of the ML Parties’ Representative on behalf of the ML Parties in connection with this Agreement and the Ancillary Agreements.

(b) The ML Parties’ Representative, or any successor hereafter appointed, may resign at any time by written notice to the Investor. Any change in the ML Parties’ Representative will become effective upon notice to the Investor in accordance with this Section 12.3. The ML Parties’ Representative so designated must be reasonably acceptable to the Investor and the Sponsor, except that the Parties hereby agree that, subject to the ML Party providing prior written notice to the Investor, any ML Party will be acceptable to the Investor and the Sponsor as a successor ML Parties’ Representative. All power, authority, rights and privileges conferred in this Agreement to the ML Parties’ Representative will apply to any successor ML Parties’ Representative.

(c) The ML Parties’ Representative will not be liable for any act done or omitted under this Agreement as ML Parties’ Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Investor agrees that it will not look to the assets of the ML Parties’ Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Company or the ML Parties, as the case may be. In performing any of its duties under this Agreement or any Ancillary Agreements, the ML Parties’ Representative will not be liable to the ML Parties for any losses that any such Person may incur as a result of any act, or failure to act, by the ML Parties’ Representative under this Agreement or any Ancillary Agreements, and the ML Parties’ Representative will be indemnified and held harmless by the ML Parties for all losses, except to the extent that the actions or omissions of the ML Parties’ Representative constituted fraud, gross negligence or willful misconduct. The limitation of liability provisions of this Section 12.3(c) will survive the termination of this Agreement and the resignation of the ML Parties’ Representative.

(d) The Investor shall be entitled to rely exclusively upon any notices and other acts of the ML Parties’ Representative relating to the ML Parties’ rights and obligations hereunder as being legally binding acts of each ML Party individually and collectively.

(e) The grant of authority providing for in this Section 12.3 (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any ML Party and (ii) shall survive the Closing.

Section 12.4 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.4, notices, demands and other communications to the Company, the Investor, and ML Parties shall be sent to the addresses indicated below:

Notices to ML Parties, and prior to the Closing, the Company	with copies to (which shall not constitute notice):
MoonLake Immunotherapeutics AG c/o KD Zug-Treuhand AG, Untermüli 7, 6302 Zug / Neuhofstrasse 12, 6340 Baar Attention: Jorge Santos da Silva and Matthias Bodenstedt Email:

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94105

Attention: Ryan Murr, Evan D’Amico and Branden C. Berns

Email: RMurr@gibsondunn.com,

EDAmico@gibsondunn.com,

BBerns@gibsondunn.com

Notices to the Investor, the Sponsor, and following the Closing, the Company:	with a copy to (which shall not constitute notice):

Helix Acquisition Corp.

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen and Andrew Phillips

E-mail:

Helix Holdings LLC

c/o Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen and Andrew Phillips

Email:

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention: Joel Rubinstein, Bryan Luchs and Frank Lupinacci

E-Mail: joel.rubinstein@whitecase.com,              bryan.luchs@whitecase.com,

             frank.lupinacci@whitecase.com

Section 12.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 12.5 shall be null and void.

Section 12.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 12.7 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Letter, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 12.7 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Investor if such information or materials have been uploaded to the electronic data room maintained by ML Parties and their financial advisors on the Intralinks online-platform for purposes of the transactions contemplated by this Agreement (the “Data Room”) or otherwise provided to the Investor’s representatives (including counsel) via electronic mail, in each case, prior to the Effective Date. The content of the Data Room as of the Effective Date will be stored on six (6) identical encrypted USB devices, and ML Parties will cause three (3) such devices to be sent to the Investor within thirty (30) days of the Effective Date.

Section 12.8 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among the Investor and the Company, dated as of May 25, 2021, as amended (the “LOI”)), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary Investor and an ordinary seller in an arm’s-length transaction.

Section 12.9 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 12.10 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 12.10, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 12.11 Trust Account Waiver. Each of the Company and the ML Parties acknowledges that the Investor has established the Trust Account for the benefit of its public Investor Shareholders, which contains the proceeds of its initial public offering and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of the Investor’s public shareholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of the Investor entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the ML Parties, for itself and the Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company and the ML Parties hereby irrevocably waive any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that (a) nothing herein shall serve to limit or prohibit the Company’s or the ML Parties’ right to pursue a claim against the Investor for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for the Investor to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by the Investor’s public shareholders) to the Company in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against the Investor’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 12.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.12 shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the Company’s rights under any Subscription Agreement to which the Company is a party, with respect to any Subscription Agreement to which the Company is not a party, the Company shall be entitled, upon written notice to the Investor, to (I) require the Investor to enforce its rights under such Subscription Agreement through the initiation and pursuit of litigation (including seeking, or seek or obtain a court order against the counterparty(ies) to such Subscription Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Subscription Agreement) in the event the counterparty under such Subscription Agreement is in breach of its obligations thereunder, (II) have approval rights over Investor’s selection of counsel for any such litigation (such approval not to be unreasonably withheld, conditioned or delayed), (III) select a separate counsel, which may be or include the Company, to participate alongside the Investor’s counsel in any such litigation (at the expense of the Company), (IV) fund any such litigation, and (V) require the Investor to promptly execute, and the Investor hereby agrees to execute and comply with, any and all documents designed to implement or facilitate the execution of the rights contemplated in this sentence.

Section 12.13 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).

Section 12.14 Disclosure Letters and Exhibits. The Disclosure Letters and Exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Letters is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, ML Parties do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 12.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 12.15.

Section 12.16 Legal Representation.

(a) Company.

(i) Each Party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates and each of their successors and assigns (all such parties, the “Waiving Parties”), that Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), Kellerhals Carrard Basel KIG (“Kellerhals Carrard”) and Walkers (Cayman) LLP (“Walkers”) may represent the Company or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof, in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Company Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Company in connection with the transactions contemplated by this Agreement, and each Party on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Company Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the ML Parties, the Investor, the Sponsor and the Company acknowledges that the foregoing provision applies whether or not Gibson Dunn, Kellerhals Carrard and/or Walkers provides legal services to the Company after the Closing Date. Each of the ML Parties, the Investor, the Sponsor and the Company, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Gibson Dunn, Kellerhals Carrard and/or Walkers, the Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Company and is exclusively controlled by the Company and shall not pass to or be claimed by the ML Parties, the ML Parties’ Representative, Investor or the Sponsor. From and after the Closing, none of the Investor, the Sponsor, the ML Parties or any Person purporting to act on behalf of or through the Investor, the Sponsor, ML Parties or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Investor, the Sponsor and the ML Parties, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among Gibson Dunn, Kellerhals Carrard and/or Walkers, any ML Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Company Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between the Investor, the Sponsor or any ML Party, on the one hand, and a third party other than the Company, on the other hand, the Investor, the Sponsor and any ML Party may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither the Investor nor the Sponsor nor any ML Party may waive such privilege without the prior written consent of the Company.

(b) Investor.

(i) Each Waiving Party hereby agrees that White & Case LLP (or any successor thereto) (“W&C”), Pestalozzi Law (“Pestalozzi”) and Maples & Calder LLP (“M&C”) may represent Investor or Sponsor or any direct or indirect director, manager, officer, owner, employee or Affiliate of Investor or Sponsor (including the Company and Sponsor), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Investor Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Investor or Sponsor in connection with the transactions contemplated by this Agreement, and the ML Parties and the Company, on behalf of themselves and the Waiving Parties, hereby consent thereto and irrevocably waive (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Investor Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the Investor, the ML Parties and the Company acknowledges that the foregoing provision applies whether or not W&C, Pestalozzi and/or M&C provide legal services to the Investor or Sponsor after the Closing Date. Each of the Investor, the Company and each ML Party, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among W&C, Pestalozzi, M&C, the Investor, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Sponsor and is exclusively controlled by the Sponsor and shall not pass to or be claimed by the Investor, any ML Party or any of the Company. From and after the Closing, none of the Investor, the Company, the ML Parties nor any Person purporting to act on behalf of or through the Investor, the Company, any ML Party or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Investor, the Company, each ML Party, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among W&C, Pestalozzi, M&C, the Investor, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Investor Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between the Investor, the Company, any of the ML Parties, on the one hand, and a third party other than the Sponsor, on the other hand, the Investor, the Company, and any ML Party may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that none of the Investor, the Company or any ML Party may waive such privilege without the prior written consent of the Sponsor.

Section 12.17 Acknowledgements.

(a) ML Parties. Each of the Company and the ML Parties specifically acknowledges and agrees to Investor’s disclaimer of any representations or warranties other than those set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement, whether made by Investor, Sponsor or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company, the ML Parties’ Representative and the ML Parties, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Investor, the Sponsor, their Affiliates or representatives by either Investor or the Sponsor or any of their respective Affiliates or representatives), other than those set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement. Investor specifically acknowledges and agrees that, without limiting the generality of this Section 12.17, no ML Party or the Company nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Investor specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by Investor or Sponsor pursuant to this Agreement, neither Investor nor Sponsor makes, nor has Investor or Sponsor made, any other express or implied representation or warranty with respect to Investor or Sponsor, their assets or Liabilities, the businesses of Investor or Sponsor or the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) Investor. Investor specifically acknowledges and agrees to ML Parties’ disclaimer of any representations or warranties other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement, whether made by any ML Party, the Company or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Investor, the Sponsor, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Investor, the Sponsor, their Affiliates or representatives by either Investor, the Company or any of their respective Affiliates or representatives), other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement. Investor specifically acknowledges and agrees that, without limiting the generality of this Section 12.17, no ML Party or the Company nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Investor specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Company, the ML Parties’ Representative or the ML Parties pursuant to this Agreement, neither the Company nor any ML Party makes, nor has the Company or any ML Party made, any other express or implied representation or warranty with respect to ML Parties, the Company, their assets or Liabilities, the businesses of ML Parties or the Company or the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 12.18 Equitable Adjustments. If, during the Pre-Closing Period, the outstanding Investor Shares shall have been changed into a different number of shares or a different class, with the prior written consent of the ML Parties’ Representative to the extent required by this Agreement, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement which is based upon the number of Investor Shares will be appropriately adjusted to provide to ML Parties and the Investor Shareholders the same economic effect as contemplated by this Agreement prior to such event.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

INVESTOR:

HELIX ACQUISITION CORP.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

COMPANY:

MOONLAKE IMMUNOTHERAPEUTICS AG

By:	/s/ Jorge Santos da Silva
Name:	Dr. Jorge Santos da Silva
Title:	Chief Executive Officer

By:	/s/ Spike Nasmyth Loy
Name:	Spike Nasmyth Loy
Title:	Member of the Board of Directors

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

SPONSOR:

HELIX HOLDINGS LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

ML PARTIES’ REPRESENTATIVE:

MATTHIAS BODENSTEDT, in his capacity as ML Parties’ Representative

By:	/s/ Matthias Bodenstedt

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

ML PARTIES:

/s/ Jonkheer Arnout Michiel Ploos van Amstel
Jonkheer Arnout Michiel Ploos van Amstel

/s/ Jorge Santos da Silva
Dr. Jorge Santos da Silva

JeruCon Beratungsgesellschaft mbH

By:	/s/ Kristian Reich
Name:	Prof. Dr. Kristian Reich
Title:	Managing Director

Biotechnology Value Fund, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.
Biotechnology Value Fund II, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt Germany

By:	/s/ Matthias Mullenbeck
Name:	Matthias Mullenbeck
Title:	SVP, Head Global Business Development & Alliance Management Biopharma

By:	/s/ Jens Eckhardt
Name:	Jens Eckhardt
Title:	Authorized Representative

/s/ Florian Schönharting
Florian Schönharting

/s/ Simon Sturge
Simon Sturge

/s/ Matthias Bodenstedt
Matthias Bodenstedt

/s/ Atif Khan
Atif Khan

/s/ Nuala Brennan
Nuala Brennan

/s/ Oliver Daltrop
Oliver Daltrop

/s/ Eva Cullen
Eva Cullen